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                     REVOLVING CREDIT AND GUARANTY AGREEMENT
                                    (5-Year)


                                      Among



                            CARSON PIRIE SCOTT & CO.,

                                   as Borrower


                          CPS DEPARTMENT STORES, INC.,
                AND EACH OF THE OTHER SUBSIDIARIES NAMED HEREIN,

                                  as Guarantors



                             THE BANKS PARTY HERETO


                               ABN AMRO BANK N.V.,

                                    as Agent


                                       and

                              THE BANK OF NEW YORK,


                                       and


                                DRESDNER BANK AG,

                                  as Co-Agents


                          Dated as of October 16, 1997

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
                                Table of Contents


Introductory Statement.........................................................1

ARTICLE I                  DEFINITIONS.........................................1
       Section 1.01.           Defined Terms...................................1
       Section 1.02.           Terms Generally................................19

ARTICLE II                 AMOUNT AND TERMS OF CREDIT.........................19

       Section 2.01.           Commitment of the Banks........................19
       Section 2.02.           Borrowing Base.................................19
       Section 2.03.           Letters of Credit..............................20
       Section 2.04.           Issuance.......................................21
       Section 2.05.           Nature of Letter of Credit Obligations
                                Absolute......................................22
       Section 2.06.           Making of Loans................................22
       Section 2.07.           Notes; Repayment of Loans......................23
       Section 2.08.           Interest on Loans..............................23
       Section 2.09.           Default Interest...............................24
       Section 2.10.           Optional Termination or Reduction
                                of Commitment.................................24
       Section 2.11.           Alternate Rate of Interest.....................24
       Section 2.12.           Refinancing of Loans...........................24
       Section 2.13.           Mandatory Prepayment; Commitment
                                Termination; Cash Collateral..................25
       Section 2.14.           Optional Prepayment of Loans...................26
       Section 2.15.           Reserve Requirements; Change in
                                Circumstances.................................27
       Section 2.16.           Change in Legality.............................29
       Section 2.17.           Pro Rata Treatment, Etc........................29
       Section 2.18.           Taxes..........................................30
       Section 2.19.           Certain Fees...................................32
       Section 2.20.           Commitment Fee.................................32
       Section 2.21.           Letter of Credit Fees..........................32
       Section 2.22.           Nature of Fees.................................33
       Section 2.23.           Right of Set-Off...............................33
       Section 2.24.           Making of Loans................................33

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF BORROWER.........34

       Section 3.01.           Organization and Authority.....................34
       Section 3.02.           Due Execution..................................34
       Section 3.03.           Statements Made................................35
       Section 3.04.           Financial Statements...........................35
       Section 3.05.           Ownership......................................35
       Section 3.06.           Liens..........................................35
       Section 3.07.           Litigation:  Compliance with Law, Etc..........36
       Section 3.08.           Insurance......................................36
       Section 3.09.           Use of Proceeds................................36
       Section 3.10.           Litigation.....................................36
       Section 3.11.           Governmental Approvals.........................36
       Section 3.12.           Federal Reserve Regulations....................36
       Section 3.13.           Taxes..........................................37
       Section 3.14.           Employee Benefit Plans.........................37
       Section 3.15.           Investment Company Act; Public Utility
                                Holding Company Act...........................37

       Section 3.16.           Subsidiaries...................................38
       Section 3.17.           Title to Properties; Possession Under
                                Leases; Trademarks; Licenses and
                                Supplier Agreements...........................38
       Section 3.18.           Solvency.......................................38
       Section 3.19.           Permits, Etc...................................39
       Section 3.20.           Landlord's Liens...............................39
       Section 3.21.           Environmental Matters..........................39

ARTICLE IV                 CONDITIONS OF LENDING..............................39

       Section 4.01.           Conditions Precedent to Effectiveness..........39
       Section 4.02.           Conditions Precedent to Each Loan and
                                Each Letter of Credit.........................41

ARTICLE V                  AFFIRMATIVE COVENANTS..............................42

       Section 5.01.           Financial Statements, Reports, Etc.............42
       Section 5.01A.          Litigation and Other Notices...................44
       Section 5.02.           Corporate Existence............................45
       Section 5.03.           Insurance......................................45
       Section 5.04.           Obligations and Taxes..........................45
       Section 5.05.           Notice of Event of Default, Etc................46
       Section 5.06.           Borrowing Base Certificate.....................46
       Section 5.07.           Access to Books and Records....................46
       Section 5.08.           Business Plan..................................47
       Section 5.09.           Compliance with Laws, Etc......................47
       Section 5.10.           Use of Proceeds................................47
       Section 5.11.           Additional Guarantors..........................47
       Section 5.12.           Environmental Laws.............................47

ARTICLE VI                 NEGATIVE COVENANTS.................................47

       Section 6.01.           Liens..........................................47
       Section 6.02.           Merger, Acquisitions, Etc......................48
       Section 6.03.           Indebtedness...................................48
       Section 6.04.           Sales, Etc, of Assets..........................48
       Section 6.05.           Funded Debt to EBITDA Ratio....................49
       Section 6.06.           Cash Flow Coverage.............................49
       Section 6.07.           Minimum Tangible Net Worth.....................49
       Section 6.08.           Limitation on Voluntary Payments and
                                Modifications of Subordinated
                                Indebtedness..................................49
       Section 6.09.           Guarantees and Other Liabilities...............49
       Section 6.10.           Receivables Agreement Documents................50
       Section 6.11.           Investments, Loans and Advances................50
       Section 6.12.           Lease-Backs....................................51
       Section 6.13.           Transactions with Affiliates...................51
       Section 6.14.           Business.......................................52
       Section 6.15.           ERISA..........................................52
       Section 6.16.           Accounting Changes.............................52
       Section 6.17.           Modification of Charter Documents..............52
       Section 6.18.           Landlord's Liens...............................52
       Section 6.19.           NBGL...........................................52

ARTICLE VII                EVENTS OF DEFAULT..................................53

       Section 7.01.           Events of Default..............................53
       Section 7.02.           Receivables Purchases..........................56
       Section 7.03.           Additional Undertakings........................57
       Section 7.04.           Collateral for Undrawn Letters of Credit.......57

ARTICLE VIII               GUARANTY...........................................57

       Section 8.01.           Guaranty.......................................57
       Section 8.02.           No Impairment of Guaranty......................58
       Section 8.03.           Waiver of Subrogation..........................59
       Section 8.04.           Maximum Guaranteed Amount......................59

ARTICLE IX                 THE AGENT..........................................59

       Section 9.01.           Administration by Agent........................59
       Section 9.02.           Advances and Payments..........................59
       Section 9.03.           Sharing of Setoffs.............................60
       Section 9.04.           Agreement of Required Banks....................60
       Section 9.05.           Liability of Agent.............................60
       Section 9.06.           Reimbursement and Indemnification..............61
       Section 9.07.           Rights of Agent................................61
       Section 9.08.           Independent Investigation by Banks.............61
       Section 9.09.           Notice of Transfer.............................62
       Section 9.10.           Successor Agent................................62

ARTICLE X                  MISCELLANEOUS......................................62

       Section 10.01.          Notices........................................62
       Section 10.02.          Survival of Agreement, Representations
                                and Warranties, Etc...........................62
       Section 10.03.          Successors and Assigns.........................63
       Section 10.04.          Confidentiality................................65
       Section 10.05.          Expenses.......................................66
       Section 10.06.          Indemnity......................................66
       Section 10.07.          Choice of Law..................................66
       Section 10.08.          No Waiver......................................67
       Section 10.09.          Extension of Maturity..........................67
       Section 10.10.          Amendments, Etc................................67
       Section 10.11.          Severability...................................68
       Section 10.12.          Headings.......................................68
       Section 10.13.          Execution in Counterparts......................68
       Section 10.14.          Prior Agreements...............................68
       Section 10.15.          Further Assurance..............................69
       Section 10.16.          Submission to Jurisdiction; Waiver of
                                Jury Trial....................................69

EXHIBIT A                      --      Form of Notes
EXHIBIT B                      --      Form of Opinions of Counsel
EXHIBIT C                      --      Form of Borrowing Base Certificate
EXHIBIT D                      --      Form of Assignment and Acceptance
SCHEDULE I                     --      Permitted Investments
SCHEDULE 3.07                  --      Litigation; Compliance With Law
SCHEDULE 3.13                  --      Taxes
SCHEDULE 3.16                  --      Subsidiaries
SCHEDULE 3.19                  --      Permits, Licenses, Approvals and Consents
SCHEDULE 3.21                  --      Environmental Matters
SCHEDULE 6.01                  --      Liens
SCHEDULE 6.03                  --      Indebtedness

                     REVOLVING CREDIT AND GUARANTY AGREEMENT
                                    (5-Year)
                          Dated as of October 16, 1997

         REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of October 16, 1997, among CARSON PIRIE SCOTT & CO., an Illinois corporation (the "Borrower"), CPS DEPARTMENT STORES, INC., a Delaware corporation ("CPS"); and, together with each of the other Subsidiaries listed on the signature pages hereof, the "Guarantors"), each of the financial institutions from time to time party hereto (the "Banks"), ABN AMRO BANK N.V., as Administrative Agent (in such capacity, the "Agent") for the Banks, and The Bank of New York and Dresdner Bank AG as Co-Agents (collectively, the "Co-Agents").

                             INTRODUCTORY STATEMENT

         The Borrower has applied to the Banks for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $75,000,000.

         The Borrower owns directly or indirectly all of the issued and outstanding equity securities of each Guarantor.

         To provide guarantees for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder, the Borrower and the Guarantors will provide to the Agent and the Banks a guaranty from each of the Guarantors (as more fully described herein) of the due and punctual payment and performance of the obligations of the Borrower hereunder.

         Accordingly, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABN AMRO" shall mean ABN AMRO Bank N.V.

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

         "Account" shall mean each individual private label revolving credit account that exists on the Closing Date or is established after the Closing Date pursuant to a Credit Card Agreement between CPS, NBGL or the Borrower and the Obligor.

         "Additional Seller" shall have the meaning set forth in the Liquidity Agreement.

         "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent or its London affiliate in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of the Controlled Person or
(ii) direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

         "Agent" shall have the meaning set forth in the preamble to this Agreement.

         "Agreement" shall mean this Revolving Credit and Guaranty Agreement as the same may from time to time be amended, modified or supplemented.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "AMC" shall mean The Associated Merchandising Corporation, a New York corporation.

         "Applicable Margin" means, on any date, for any Alternate Base Rate Loan or Eurodollar Loan, the rate per annum set forth below, as in effect on such date as determined pursuant to the provisions of the definition of Pricing
Date:

  LEVEL                    EURODOLLAR LOANS        ALTERNATE BASE RATE LOANS

Level I Status                 0.500%                         0%
Level II Status                0.625%                         0%
Level III Status               0.750%                         0%
Level IV Status                1.000%                         0%
Level V Status                 1.250%                      0.25%


         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit D.

         "Bank Termination Date" shall have the meaning set forth in the Liquidity Agreement.

         "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

         "Banks" shall have the meaning set forth in the preamble to this Agreement.

         "Bergner Credit Corporation" shall mean Bergner Credit Corporation, a Delaware corporation, an indirect wholly-owned Subsidiary of Borrower.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall have the meaning set forth in the preamble to this Agreement.

         "Borrowing" shall mean the incurrence of Loans of a single Type made from all the Banks on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

         "Borrowing Base" shall mean on any day an amount which is equal to 60% of Eligible Book Value of Inventory.

         "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit C, executed and certified by a Responsible Officer of the Borrower, which shall include appropriate exhibits thereto.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York and/or in the State of Illinois are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

         "Capital Expenditures" shall mean, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum, without duplication, of the aggregate of all expenditures, except interest capitalized during construction, during such period which, in accordance with GAAP, are required to be included in property, plant or equipment or a similar fixed asset account (excluding assets subject to capital leases). For purposes of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in or sale of existing equipment owned by the Borrower or any of its Subsidiaries or with insurance proceeds or cash landlord/vendor allowances shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time, the purchase price of such existing equipment or the amount of such proceeds or allowances, as the case may be.

         "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to its effectiveness set forth in Section
4.01 have been satisfied or waived.

         "Co-Agents" shall have the meaning set forth in the preamble to this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commitment" shall mean, with respect to each Bank, the commitment of each Bank hereunder in the amount set forth opposite such Bank's name on the appropriate signature page hereof or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Sections 2.10 and 2.13.

         "Commitment Fee" shall have the meaning set forth in Section 2.20.

         "Commitment Percentage" shall mean at any time, with respect to each Bank, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

         "Compliance Certificate" means the certificate delivered to the Agent pursuant to Section 5.01(b) hereof.

         "Consignment Liens" shall have the meaning ascribed thereto in the definition of Eligible Book Value of Inventory.

         "Consolidated Net Income" shall mean, for any period,  the aggregate of
the  Net  Income  of  the  Borrower  and  its  Subsidiaries,   determined  on  a
consolidated basis.

         "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "CPS" shall have the meaning set forth in the preamble to this Agreement.

         "CPS  Holding  Co." shall  mean CPS  Holding  Co.  (formerly  known as
Carson  Pirie  Scott &  Company),  a Delaware corporation.

         "Credit Card Agreement" shall mean, with respect to an Account, the agreement governing such Account.

         "Credit Card Guidelines" shall mean the policies and procedures of the Borrower, CPS, and NBGL, as the case may be, as in effect on the Closing Date, relating to the operation of their respective credit card businesses, including the creditworthiness of credit card customers, the extension of credit to credit card customers, the terms on which repayments are required to be made, and the terms relating to finance charges and the amounts thereof and relating to the maintenance of credit card accounts and collection of credit card receivables.

         "Credit Card Receivable" shall mean a right to receive payment arising from a sale of merchandise or service by the Borrower or CPS pursuant to an arrangement with any Obligor pursuant to which such Obligor is obligated to pay for merchandise or service under a credit plan that permits the purchase of such merchandise and services on credit, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean, for any period, the consolidated Net Income (or net loss) of the Borrower and its Subsidiaries for such period, plus, to the extent deducted in computing Net Income, (a) the sum of, without duplication (i) depreciation expense, (ii) amortization expense, (iii) provision for LIFO charges, (iv) gross interest expense for such period minus gross interest income for such period, (v) total income tax expense and (vi) extraordinary losses, which include the cumulative effect on earnings from the adoption of new GAAP pronouncements and non-cash pension expense and less (b) extraordinary gains.

         "Eligible Assignee" shall mean (i) any Subsidiary or Affiliate of a Bank; (ii) a commercial bank having total assets in excess of $1,000,000,000;
(iii) a finance company, insurance company, or other financial institution or fund acceptable to the Agent, which in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; and (iv) any other financial institution satisfactory to the Borrower and the Agent.

         "Eligible Book Value of Inventory" shall mean the cost value of all Inventory of the Borrower (including inventory owned by the Borrower and consigned to CPS) which (i) is free and clear of all Liens and any claim of others (including the Liens and claims of consignors ("Consignment Liens")) and
(ii) is substantially similar in quality and mix to Inventory maintained by the Borrower and CPS in recent historical operations prior to the date hereof as determined by the Agent in the exercise of its reasonable discretion. Inventory as to which Eligible Book Value of Inventory is determined shall include Inventory as to which a documentary Letter of Credit has been issued and which if in the possession of the Borrower or CPS would be included in the determination of the Eligible Book Value of Inventory, but only if such Inventory has been shipped to the Borrower or CPS and title thereto has passed to the Borrower. Inventory as to which Eligible Book Value of Inventory is determined shall exclude, without limitation, damaged goods, defective goods and goods to be returned to vendor.

       "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Oil Pollution Act of 1990 (P.L. 101-380), the Safe Drinking Water Act (42 U.S.C. ss.300f et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss.2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules, regulations, ordinances and binding interpretations and orders of any Governmental Authority.

         "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of any Hazardous Material.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the applicable regulations promulgated thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower or any Subsidiary is a member and which is under common control within the meaning of
Section 414(b) or (c) of the Code and the applicable regulations promulgated thereunder.

         "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the meaning given such term in Article
VII.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Fees" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Section 2.19.

         "Final Maturity Date" shall mean the earlier to occur of (i) October ___, 2002 and (ii) the termination of the Total Commitment in accordance with
Section 7.01 hereof.

         "Fronting Bank" shall mean ABN AMRO or any Affiliate of ABN AMRO or such other Bank designated by the Borrower (which other Bank shall be reasonably acceptable to the Agent).


         "Funded Debt" means, without duplication, for any Person (i) all indebtedness in respect of borrowed money, including without limitation all capital leases, the deferred purchase price of any property or asset, obligations evidenced by a promissory note, bond or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements), the aggregate dollar amount of outstandings under financing arrangements in connection with receivable securitizations, whether or not any such receivable securitization is reflected on the balance sheet of such Person, all payment obligations under acceptance facilities and all unpaid reimbursement obligations for any letter of credit which has been drawn plus (ii) all obligations referred to in clause (i) above guaranteed directly or indirectly by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which such Person has otherwise assured a creditor against loss.


         "Funded Debt to EBITDA Ratio" shall have the meaning given such term in
Section 6.05 hereof.


         "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those used in preparing the financial statements referred to in Section 3.04 hereof.


         "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.


         "Great  Lakes"  shall  mean  Great  Lakes  Credit  Corp.,   a  Delaware
corporation, which is a wholly-owned subsidiary of NBGL.


         "Guarantors" shall have the meaning set forth in the preamble to this Agreement.


         "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls or any constituent of any such substance or waste.


         "Indebtedness" shall mean, at any time and with respect to any Person:

                   (i)     all indebtedness of such Person for borrowed money;

                  (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business);

                 (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business);

                  (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

                   (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded;

                  (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in connection with trade obligations incurred in the ordinary course of business (including Letters of Credit in favor of AMC as beneficiary), workers' compensation, general liability, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business other than in respect of employee benefit plans subject to ERISA);

                 (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement
         (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, including, without limitation, with respect to the Borrower, CPS, Great Lakes and any Additional Sellers, their respective obligations, indebtedness and liabilities (whether direct or indirect and whether contingent or otherwise) arising under, or in connection with, any of the Receivables Agreement Documents;

                (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and

                  (ix) all  Indebtedness  referred  to in  clauses  (i)  through
         (viii) above of a partnership of which such Person is a general partner unless such Indebtedness is non-recourse to the general partner.

         "Interest Expense" shall mean, for any period and with respect to any Person, the sum of (a) cash interest paid by such Person during such period minus (b) cash interest income of such Person during such period.

         "Interest Payment Date" shall mean (i) as to any Eurodollar Loan having an Interest Period of one month, the last day of such Interest Period, (ii) as to any Eurodollar Loan having an Interest Period of three or six months, each quarterly anniversary of the commencement of such Interest Period and the last day of such Interest Period and (iii) as to all ABR Loans, the last Business Day of each calendar month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12, and (iv) as to any Loan, the date such Loan is repaid.

         "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three or six months thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.06(b) or 2.12; provided, however, that
(i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Final Maturity Date.

         "Inventory" shall mean goods held for sale by the Borrower or CPS in the normal course of business (and shall in no event include goods title to which is held by a concessionaire or lessee of a leased department); in calculating the amount of Inventory for all purposes hereunder, there shall be deducted a reserve for goods which have been segregated by the Borrower or CPS to be returned to the applicable vendor for credit.

         "Knowledge" shall mean actual knowledge of a Responsible Officer.

         "Letter of Credit" shall mean any irrevocable letter of credit issued pursuant to Section 2.03, which letter of credit shall be (i) a standby or documentary letter of credit, (ii) issued in connection with the purchase of Inventory by the Borrower and for such other purposes for which the Borrower or CPS has historically obtained letters of credit, or for such other purposes as are reasonably acceptable to the Agent, (iii) denominated in Dollars, and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank; provided, however, that the term "Letter of Credit" as used in this Agreement shall include all letters of credit in existence on the Closing Date issued under the Existing Credit Agreement, which letters of credit shall be deemed to have been issued pursuant to this Agreement.

         "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

         "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate amount available for drawing under any contingency on all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

         "Level I Status" exists at any date if, at such date, the Funded Debt to EBITDA Ratio is less than 1.75 to 1.0.

         "Level II Status" exists at any date if, at such date, Level I Status does not exist and the Funded Debt to EBITDA Ratio is less than 2.25 to 1.0.

         "Level III Status" exists at any date if, at such date, neither Level I nor Level II Status exists and the Funded Debt to EBITDA Ratio is less than 2.75 to 1.0.

         "Level IV Status" exists at any date if, at such date, neither Level I nor Level II nor Level III Status exists and the Funded Debt to EBITDA Ratio is less than 3.25 to 1.0.

         "Level V Status" exists at any date if, at such date, neither Level I Status, Level II Status, Level III Status nor Level IV Status exists.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Liquidity Agreement" shall mean the Liquidity Agreement dated as of July 22, 1994 between Great Lakes and ABN AMRO Bank N.V., as agent for the lenders named therein (the "Receivables Agreement Agent"), as the same may from time to time be amended, supplemented or modified in accordance with its terms.

         "Liquidity Termination Event" shall have the same meaning herein as the term "Termination Event" set forth in the Liquidity Agreement.

         "Loan" shall have the meaning given such term in Section 2.01.

         "Loan Documents" shall mean this Agreement, the Notes and any other instrument or agreement executed and delivered in connection herewith.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of the Borrower or CPS, or of the Borrower and its Subsidiaries taken as a whole or
(ii) the ability of the Borrower or Guarantors to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document.

         "Multiemployer Plan" shall mean a pension plan that qualifies as a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         "Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

         "NBGL" shall mean National Bank of the Great Lakes, a national bank.

         "NBGL Documents" shall mean (i) each of the Credit Card Program Agreements dated February 4, 1996 (as amended, collectively, the "NBGL Program Agreement") between NBGL and the Borrower and between NBGL and CPS.

         "Net Income" shall mean, for any Person and for any period, the net income (loss) of such Person for such period, provided that: (i) all gains and all losses realized by such Person and its Subsidiaries upon the sale or other disposition (including, without limitation, pursuant to sale and leaseback transactions) of property or assets which are not sold or otherwise disposed of in the ordinary course of business, or pursuant to the sale of any capital stock of such Person or any subsidiary, shall be excluded, (ii) net income or net loss of any Person combined with such Person on a "pooling of interests" basis attributable to any period prior to the date of such combination shall be excluded, and (iii) net income of any Person which is not a Subsidiary of such Person and which is consolidated with such Person or is accounted for by such Person by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to such Person or a Subsidiary.

         "Net Worth" shall mean, at any date, the amount by which (a) the total consolidated assets of the Borrower and its Subsidiaries exceed (b) the total consolidated liabilities of the Borrower and its Subsidiaries.

         "Non-Purchased Receivables" shall have the meaning assigned thereto in the Liquidity Agreement as in effect on the Closing Date.

         "Notes" shall mean the promissory notes of the Borrower, substantially in the form of Exhibit A hereto, each payable to the order of a Bank, evidencing Loans.

         "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the Notes and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and/or the Guarantors to the Banks and/or the Agent under the Loan Documents.

         "Obligor" shall mean the Person or Persons obligated to make payments with respect to an Account, including any guarantor thereof.

         "Other Taxes" shall have the meaning given such term in Section 2.18.

         "Payment Office" shall have the meaning given such term in Section 2.06(b) of this Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "Permitted Investments" shall mean:

                   (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof), in each case maturing within six months from the date of acquisition thereof;

                   (b) without limiting the provisions of paragraph (d) below, investments in (i) commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-1" or the equivalent thereof from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P") or of at least "Prime-1" or the equivalent thereof from Moody's Investors Service, Inc. ("Moody's"), (ii) bid notes maturing within six months from the date of acquisition thereof, issued by an issuer whose short term rating is at least "A-1" or the equivalent thereof from S&P or at least "Prime-1" or the equivalent thereof from Moody's and (iii) up to $10,000,000 in aggregate principal amount of corporate bonds maturing within six months from the date of acquisition thereof, issued by an issuer whose short-term rating is at least "A-1" or the equivalent thereof from S&P or at least "Prime-1" or the equivalent from Moody's (in each case, excluding any commercial paper, bid notes or bonds of Great Lakes or any other Affiliate of the Borrower);

                   (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-1" or the equivalent thereof from S&P or at least "Prime-1" or the equivalent thereof from Moody's;

                   (d) investments in repurchase obligations with a term of not more than one hundred eighty days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause
         (c) above;

                   (e) investments in money market funds which money market funds comply with the provisions of Rule 2a-7 of the Securities and Exchange Commission as in effect on the date hereof or investments in mutual funds substantially all the assets of which are comprised of securities of the type described in clause (a) above;

                   (f) to the extent owned on the Closing Date (i) investments in the capital stock or partnership interests of any direct or indirect Subsidiary of the Borrower, and (ii) other investments in the notes, bonds, capital stock or partnership interests of any Person listed on
         Schedule I to this Agreement, including in each case any dividends or distributions in respect of such capital stock or partnership interests;

                   (g) other investment instruments approved in writing by the Required Banks, which approval shall not be unreasonably withheld, and offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000;

                   (h) investments described in clauses (a), (b), (c) or (e) hereof maturing between six and twenty-four months of the Borrower's acquisition, if the Borrower's holdings of such investments do not exceed $40,000,000 at any time in the aggregate; and

                   (i)  other  investments  not  exceeding   $10,000,000  in  an
         aggregate principal amount matching the Borrower's obligations under all of its deferred compensation plans.

         "Permitted Liens" shall mean:

                   (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA) imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                 (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or such Guarantor, as the case may be;

                   (v) purchase money Liens upon or in any property (other than Inventory) acquired or held in the ordinary course of business to secure the purchase price of such property to the extent such Indebtedness is permitted by Section 6.03(iv) solely for the purpose of financing the acquisition of such property;

                  (vi) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (v) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby;

                 (vii) Liens on Permitted Investments of up to $20,000,000 at any time in the aggregate in favor of the Borrower's liability insurance carriers to secure the Borrower's reimbursement obligations to the carriers; and

                (viii) Liens and encumbrances with respect to the real property of the Borrower and/or any Guarantor which are reasonably acceptable to the Agent.

         "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group of which the Borrower or any Guarantor is a member or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group of which the Borrower or any Guarantor is a member is then making or accruing an obligation to make contributions or has within the preceding five plan years made or had an obligation to make contributions.

         "Pricing Date" means, for any fiscal quarter, the latest date by which the Borrower is required to deliver a Compliance Certificate for such fiscal quarter pursuant to Section 5.01(b). If the Borrower has not delivered a Compliance Certificate by the date such Compliance Certificate is required to be delivered under Section 5.01(b), Level V Status shall be deemed to exist from such required delivery date until a Compliance Certificate is delivered before the next Pricing Date. If the Borrower subsequently delivers such a Compliance Certificate before the next Pricing Date, the Applicable Margin and Commitment Fee established by such late delivered Compliance Certificate shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin and Commitment Fee established by a Compliance Certificate shall be in effect from the Pricing Date that occurs immediately after the end of the Company's fiscal quarter covered by such Compliance Certificate until the next Pricing Date.

         "Prime Rate" shall mean the rate of interest per annum announced from time to time by the Agent as its prime lending rate in effect at its principal office in Chicago, Illinois; each change in the Prime Rate shall be effective on the date such change is announced. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customers. ABN AMRO and the other Banks may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "Purchase Termination Date" shall have the meaning set forth in the Liquidity Agreement.

         "Purchased Receivables" shall have the meaning assigned thereto in the Liquidity Agreement as in effect on the Closing Date.

         "Receivables Agreement" shall mean the Amended and Restated Receivables Purchase Agreement dated as of July 22, 1994 among Great Lakes, the Borrower, CPS and NBGL providing for the purchase by Great Lakes of Credit Card Receivables from the Borrower and CPS, as the same may from time to time be amended, supplemented or modified in accordance with its terms.

         "Receivables Agreement Agent" shall have the meaning given such term in the definition of "Liquidity Agreement" in this Agreement.

         "Receivables Agreement Documents" shall mean the Liquidity Agreement, the Receivables Agreement and all other agreements, documents and instruments executed in connection therewith, and all other agreements, documents and instruments providing for the sale at no less than fair market value of accounts receivable owed to the Borrower or any Guarantor, as each may from time to time be amended, supplemented or modified in accordance with their respective terms.

         "Register" shall have the meaning set forth in Section 10.3(d).

         "Release" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Material into the environment, and shall include any threatened Release.

         "Remedial Work" shall mean any investigation, site monitoring, containment, cleanup, removal, treatment, restoration or other remedial work of any kind or nature with respect to any property of the Borrower or its Subsidiaries (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Hazardous Material and the Release thereof.

         "Rental Expense" shall mean, for any period, the aggregate amount of payments required to be made by the Borrower and its Subsidiaries during such period in respect of operating leases or similar arrangements.

         "Reportable Event" shall mean a Reportable Event as defined in Section 4043(b) of ERISA.

         "Required   Banks"  shall  mean,  at  any  time,  Banks  holding  Loans representing at least 51% of the aggregate principal amount of the Loans outstanding or, if no Loans are outstanding, Banks having Commitments representing at least 51% of the Total Commitment.

         "Requirements of Law" shall mean for any Person or any of its property the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

         "Responsible  Officer"  shall mean,  with  respect to any  person,  the
President,   Chief  Financial  Officer,  Chief  Operating  Officer,   Treasurer,
Controller or Secretary of such person.

         "Seasonal Termination Date" shall have the meaning set forth in the Liquidity Agreement.

         "Seller Notes" shall have the meaning set forth in the Liquidity Agreement.

         "Short-Term Credit Agreement" means the $50,000,000 Revolving Credit and Guaranty Agreement (364-Day) dated as of October 16, 1997 among Carson Pirie Scott & Co., certain Subsidiaries of Carson Pirie Scott & Co., as Guarantors, the Banks party thereto and ABN AMRO Bank N.V., as Agent.

         "Single Employer Plan" shall mean a pension plan (i) that constitutes a single employer plan, as defined in Section 4001(a)(15) of ERISA, and (ii) that is maintained for employees of the Borrower or an ERISA Affiliate or was so maintained and in respect of which the Borrower could have liability under
Section 4069 of ERISA in the event such Plan has been or were to be terminated.

         "Statutory Reserves" shall mean, on any date, the percentage (expressed as a decimal) established by the Board and any other banking authority which is for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

         "Subordinated Indebtedness" shall mean any Indebtedness which is subordinated in right of payment to the prior payment of the Loans and other
Obligations, pursuant to documentation, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms in form and substance satisfactory to the Super-majority Banks; provided that the subordinated indebtedness payable by Great Lakes to the Sellers (as defined in the Receivables Agreement Documents) shall not be considered Subordinated Indebtedness hereunder.

         "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Super-majority Banks" shall mean, at any time, Banks holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the Total Commitment.

         "Tangible Net Worth" shall mean, at any date, Net Worth minus all assets of the Borrower and its Subsidiaries which would be classified as intangible assets.

         "Tax  Sharing  Agreement"  shall  have the  meaning  given such term in
Section 3.13 hereof.

         "Taxes" shall have the meaning given such term in Section 2.18 hereof.

         "Termination Event" shall mean (i) a "reportable event," as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under such regulations) or an event described in Section 4068 of ERISA excluding events described in 29 CFR ss.2615.21 or 2615.23, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might reasonably constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

         "Total Commitment" shall mean, at any time, the sum of the Commitments at such time.

         "Total Liabilities" shall mean the total of all items which would properly be included as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

         "Transactions" shall have the meaning set forth in Section 3.02 of this Agreement.

         "Transferee" shall have the meaning set forth in Section 2.18 of this Agreement.

         "Type" when used in respect of any Loan or Borrowing shall refer to the rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

         "Uniform Commercial Code" shall mean the Illinois Uniform Commercial Code, as in effect from time to time.

         "Unused Total Commitment" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

         "Welfare Plan" shall mean a "welfare plan," as defined in Section 3(1) of ERISA.

         "WINDMILL Termination Date" shall have the meaning set forth in the Liquidity Agreement.

         "Withdrawal  Liability"  shall have the  meaning  given such term under
Part I of Subtitle E of Title IV of ERISA.

            Section 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.04.


                                   ARTICLE II

                           AMOUNT AND TERMS OF CREDIT

            Section 2.01. Commitment of the Banks. (a) Each Bank severally and not jointly with the other Banks agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans (each, a "Loan," and, collectively, the "Loans") to the Borrower at any time and from time to time during the period commencing on the Closing Date and ending on the Final Maturity Date (or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed, when added to such Bank's Commitment Percentage multiplied by the then aggregate Letter of Credit Outstandings, the Commitment of such Bank, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans plus the then aggregate Letter of Credit Outstandings exceed the lesser of (i) the Total Commitment of $75,000,000, as the same may be reduced from time to time pursuant to Section
2.10 or 2.13, as the case may be and (ii) the sum of the Borrowing Base plus the cash then held by the Agent pursuant to Sections 2.03(b) and 2.13(a) minus the aggregate principal amount of all "Loans" outstanding under the Short-Term Credit Agreement.

           (b) Each Borrowing shall be made by the Banks pro rata in accordance with their respective Commitments; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve the other Banks of their obligations to lend.

            Section 2.02. Borrowing Base. Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Loans plus the then aggregate Letter of Credit Outstandings minus cash then held by the Agent pursuant to Sections 2.03(b) and 2.13(a) hereof plus the aggregate principal amount of all "Loans" outstanding under the Short-Term Credit Agreement shall not at any time exceed the Borrowing Base and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

            Section 2.03. Letters of Credit. (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Final Maturity Date, to issue, and subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower one or more Letters of Credit, provided, however, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $50,000,000, (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the Total Commitment or (iii) the provisions of Section
2.02 would be violated thereby.

           (b) No commercial Letter of Credit shall expire later than the earlier of (u) 180 days after its date of issue and (v) the Final Maturity Date, and no standby Letter of Credit shall expire later than the earlier of (w) one year after the date of its issue and (x) the Final Maturity Date, provided, however, that the foregoing clause (w) shall not prohibit the issuance of "evergreen" standby Letters of Credit with an initial term of one year or less from the date of issue if the Agent or the Fronting Bank may (without the agreement of the Borrower) prevent the renewal of such standby Letter of Credit pursuant to terms consistent with the past practice of the Borrower; provided, however, that if any Letter of Credit shall be outstanding on the Final Maturity Date, the Borrower shall, at or prior to the Final Maturity Date (i) cause all Letters of Credit which expire after the Final Maturity Date to be returned to the Fronting Bank undrawn and marked "cancelled" or (ii) if the Borrower is unable to do so in whole or in part, either (y) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Banks, the Agent and the Banks (in their sole discretion), issued by a bank reasonably satisfactory to such Fronting Bank and the Agent (in their reasonable discretion) in an amount equal to the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks and/or (z) deposit cash with the Agent in an amount equal to the then undrawn stated amount of all outstanding Letters of Credit as collateral security for the Borrower's reimbursement obligations in connection therewith. "Back-to-back" letters of credit and cash deposited with the Agent in respect of a particular Letter of Credit pursuant to this Section 2.03(b) shall be returned to the Borrower upon the expiration of such Letter of Credit undrawn or upon the payment in full of all reimbursement and other obligations in connection therewith.

           (c) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

           (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower not later than the first Business Day following the date of draw and shall bear interest from the date of draw until reimbursed in full at a rate per annum equal to the Alternate Base Rate (computed on the basis of the actual number of days elapsed over a year of 360 days).

           (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Bank other than such Fronting Bank and each such other Bank shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.03, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Banks. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Bank.

           (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Bank's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Banks prior to 11:00 a.m. (New York City time) on any Business Day, such Banks shall make, available to the Fronting Bank such Bank's Commitment Percentage of the amount of such unreimbursed payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Bank agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Bank to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to such Fronting Bank such other Bank's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Banks pursuant to this paragraph, such Fronting Bank shall pay to each Bank which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof.

            Section 2.04. Issuance. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Agent at least two Business Days' prior written (including telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Agent, the Borrower and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

            Section 2.05. Nature of Letter of Credit Obligations Absolute. The obligations of the Borrower to reimburse the Banks for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof):
(i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Banks, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit in the absence of willful misconduct on the part of such Fronting Bank; (v) any other circumstances or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

           Section 2.06. Making of Loans. (a) Except as contemplated by Section 2.11, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Subject to Section 2.24 of this Agreement, each Bank may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Bank to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note. Each Bank shall, subject to its overall policy considerations, use reasonable efforts to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.15. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than ten Borrowings of Eurodollar Loans may be outstanding at any time.

           (b) The Borrower shall give the Agent prior notice of each Borrowing hereunder by no later than 11:00 a.m. Chicago time (i) at least three Business Days before the date the Borrower requests the Banks to advance a Borrowing of Eurodollar Loans and (ii) on the date the Borrower requests the Banks to advance a Borrowing of ABR Loans; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $10,000,000 in the case of Eurodollar Loans and $1,000,000 in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice requesting a Eurodollar Loan, such notice shall be deemed a request for an Interest Period of one month. If no election is made to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. Subject to Section 2.24 of this Agreement, the Agent shall promptly notify each Bank of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. Subject to Section 2.24 of this Agreement, on the borrowing date specified in such notice, each Bank shall make its share of the Borrowing available at the office of the Agent at 1325 Avenue of the Americas, New York, New York 10019,
Attention: Loan Operations (the "Payment Office"), no later than 11:00 a.m., Chicago time, in immediately available funds. Subject to Section 2.24 of this Agreement, upon receipt of the funds made available by the Banks to fund any Borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Banks available to the Borrower no later than 2:00 p.m. Chicago time.

             Section 2.07. Notes; Repayment of Loans. The Loans made by each Bank shall be evidenced by a Note, duly executed on behalf of the Borrower, dated the Closing Date or the effective date of the applicable Assignment and Acceptance, as the case may be, in substantially the form attached hereto as Exhibit A, payable to the order of such Bank in an aggregate principal amount equal to such Bank's Commitment. The outstanding principal balance of all of the Loans, as evidenced by such Notes, shall be payable on the Final Maturity Date (or such earlier date as is set forth in Section 7.01 hereof). Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.08. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Bank (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan from such Bank, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Bank in accordance with the terms of this Agreement.

           Section  2.08.  Interest on Loans.  (a) Subject to the  provisions of
Section 2.08(c) and Section 2.09, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable), at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

           (b) Subject to the provisions of Section 2.08(c) and Section 2.09, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus the Applicable Margin.

           (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), upon prepayment of any Eurodollar Loan and after such maturity on demand.

            Section 2.09. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.03(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (a) for any Eurodollar Loan the sum of two percent (2%) plus the rate otherwise applicable thereto and (b) for all other amounts owing hereunder, the sum of the Alternate Base Rate plus 2%.

            Section 2.10. Optional Termination or Reduction of Commitment. Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction of the Commitments shall be in the principal amount of $5,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Commitment, the Borrower shall pay to the Agent for the account of each Bank the Commitment Fee accrued on the amount of the Commitment of such Bank so terminated or reduced through the date thereof. Any reduction of the Total Commitment pursuant to this Section shall be applied pro rata to reduce the Commitment of each Bank.

            Section 2.11. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Banks, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.06 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

            Section 2.12. Refinancing of Loans. The Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 11:00 a.m., Chicago time, on the third Business Day preceding the date of any refinancing), (x) to refinance any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

                   (a) in the case of a refinancing of ABR Loans with Eurodollar Loans or the continuing of a Borrowing of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

                   (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Banks immediately prior to such refinancing;

                   (c) the aggregate principal amount of Loans being refinanced shall be at least $10,000,000, provided that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $10,000,000 in aggregate principal amount;

                   (d) each Bank shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

                   (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of such refinancing, which shall be a Business Day, or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be; and

                   (f) each request for a refinancing with a Borrowing of Eurodollar Loans or for a continuation of a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each Bank notice of any refinancing, in whole or in part, of any Loan made by such Bank.

            SECTION 2.13. Mandatory Prepayment; Commitment Termination; Cash Collateral. The outstanding Obligations shall be subject to mandatory prepayment as follows:

                   (a) if at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings plus the aggregate principal amount of all "Loans" outstanding under the Short-Term Credit Agreement exceeds the Borrowing Base, the Borrower will within three Business Days (i) prepay the Loans (or the "Loans" under the Short-Term Credit Agreement) in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings plus the aggregate principal amount of all "Loans" outstanding under the Short-Term Credit Agreement to be equal to or less than the Borrowing Base and (ii) if, after giving effect to the prepayment in full of the Loans, the aggregate Letter of Credit Outstandings exceeds the Borrowing Base deposit with the Agent an amount equal to the amount by which the aggregate Letter of Credit Outstandings so exceeds the Borrowing Base; and

                   (b) upon the Final Maturity Date, the Total Commitment shall be terminated in full.

            Section 2.14. Optional Prepayment of Loans;  Reimbursement of Banks.
(a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written notice to the Agent and (y) with respect to ABR Loans, on the same Business Day if written notice is received by the Agent prior to 11:00 a.m. Chicago time and thereafter upon at least one Business Day's prior written notice to the Agent; provided, however, that (i) with respect to Eurodollar Loans, each such partial prepayment shall be in multiples of $1,000,000 and accompanied by any amounts owed the Banks under
Section 2.14(b) hereof, (ii) with respect to ABR Loans, each such partial prepayment shall be in multiples of $1,000,000, and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $10,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Bank of the principal amount of the Loans held by such Bank which are to be prepaid, the prepayment date and the manner of application of the prepayment.

           (b) The Borrower shall reimburse each Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.06 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Bank of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Bank as the excess, if any, (A) of the amount of interest which would have accrued to such Bank on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over
(B) the amount of interest which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank and such statement shall be conclusive absent manifest error. The Borrower shall pay such Bank the amount shown as due on any such statement within ten (10) days after the receipt of the same.

           (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower on demand by any Bank shall pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any loss incurred by such Bank as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Bank to fulfill deposit obligations incurred in anticipation of such prepayment. Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank and such statement shall be conclusive absent manifest error. The Borrower shall pay such Bank the amount shown as due on any such certificate within ten (10) days after the receipt of the same.

           (d) Any partial  prepayment of the Loans by the Borrower  pursuant to
Section 2.13 or this 2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by Section 9.02(b) (with any excess being applied as determined by the Agent), provided that in each case no Eurodollar Loans shall be prepaid pursuant to Section 2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

            Section 2.15.   Reserve   Requirements;  Change  in   Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall (i) subject the Agent or any Bank (which shall for the purpose of this Section 2.15 include any assignee or lending office of the Agent or such
Bank) to any tax with respect to any amount paid or to be paid by the Agent or any Bank with respect to any Eurodollar Loans made by a Bank to the Borrower (other than (x) taxes imposed on the overall net income or gross receipts of such Agent or Bank and (y) franchise taxes imposed on the Agent or such Bank; in either case by the jurisdiction in which such Bank has its principal office or its lending office with respect to such Eurodollar Loan or any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Bank would not be subject to tax but for the execution and performance of this Agreement); (ii) change the basis of taxation of payments to the Agent or any Bank of the principal of or interest on any Eurodollar Loan made by such Bank or any fees or other amounts payable hereunder (other than franchise taxes or taxes imposed on the overall net income or gross receipts of the Agent or such Bank by the jurisdiction in which the Agent or such Bank has its principal office or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Bank would not be subject to tax but for the execution and performance of this Agreement); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or loans or loan commitments extended by such Bank (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or (iv) impose on such Bank or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans or other Loans made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by the Agent or such Bank hereunder or under the Notes (whether of principal, interest or otherwise) or to require the Agent or such Bank to make any payment in respect of any Eurodollar Loan, then the Borrower shall pay to the Agent or such Bank, as the case may be, such additional amount or amounts as will compensate the Agent or such Bank for such additional costs or reduction. The Borrower's obligation to pay the amounts required to be paid pursuant to this Section 2.15 shall be limited, as to any Bank, to the amounts under this Section 2.15 that such Bank received actual knowledge of no more than 120 days prior to the date on which the Borrower received an initial certificate from such Bank pursuant to paragraph (c) below unless the event giving rise to such demand is applied retroactively. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 2.15(a) shall be deemed to (x) permit the Agent or any Bank to recover any amount thereunder which would not be recoverable under Section 2.18 hereof or (y) require the Borrower to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrower pursuant to Section 2.18 hereof.

           (b) If any Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement, the Loans made by such Bank pursuant hereto, such Bank's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Bank to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into account such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

           (c) A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered to it within ten (10) days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable, but such refund to the Borrower shall be limited to the amount received as a refund by the Bank (including interest, if any).

           (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

            Section 2.16. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for a Bank to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Bank determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Bank in such market, then, by written notice to the Borrower, such Bank may
(i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Bank only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Bank shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the ABR Loans made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Loans.

           (b) For purposes of this Section 2.16, a notice to the Borrower by any Bank pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

            Section 2.17. Pro Rata Treatment, Etc. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections 2.15, 2.16 and 10.10(b)) shall be made pro rata among the Banks in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Banks in accordance with their Commitments. All payments by the Borrower hereunder and under the Notes shall be
(i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 10:00 a.m., Chicago time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type. The Agent may charge the Borrower's account with the Agent for all interest, principal, fees and other amounts owing to the Agent and/or the Banks on or with respect to this Agreement and/or the Loans and other Loan Documents if any such amount is not paid when due and payable.

            Section 2.18. Taxes. (a) Any and all payments by the Borrower hereunder and under the Notes shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts of the Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or any Bank (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Bank (or Transferee) is organized or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Bank would not be subject to tax but for the execution and performance of this Agreement and (ii) levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments hereunder or under the Notes to a Bank (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Bank (or Transferee) becomes a Bank (or Transferee, as the case may be), but not excluding, with respect to such Bank (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement or the Notes) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

           (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

           (c) The Borrower will indemnify each Bank (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Bank (or
Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Bank (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.18, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 2.18 with respect to such refund plus interest that is received by the Bank (or Transferee) as part of the refund), net of all out-of-pocket expenses of such Bank and without additional interest thereon; provided that the Borrower, upon the request of such Bank (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank (or Transferee) or the Agent in the event such Bank (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Bank (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

           (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Bank (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

           (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

           (f) Each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower and Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Bank (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under the Notes are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

           (g) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of subsection (f) above.

           (h) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Bank, be otherwise materially disadvantageous to such Bank (or Transferee).

            Section 2.19. Certain Fees. The Borrower shall pay to the Agent for the Agent's own account, the fees set forth in that certain letter dated October 16, 1997 between the Agent and the Borrower, and such other fees as may be agreed upon by such parties.

            Section 2.20. Commitment Fee. The Borrower shall pay to the Banks a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date to the Final Maturity Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) on the average daily Unused Total Commitment at a rate of:

             (i) 0.15% per annum for each day Level I Status exists,

            (ii) 0.20% per annum for each day Level II Status exists,

           (iii) 0.25% per annum for each day Level III Status exists,

            (iv) 0.30% per annum for each day Level IV Status exists, and

             (v) 0.375% for each day Level V Status exists;

The Commitment Fee, to the extent then accrued, shall be payable (x) quarterly, in arrears, on the tenth Business Day of each fiscal quarter of the Borrower for the immediately preceding fiscal quarter, commencing on November 14, 1997, (y) on the Final Maturity Date and (z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

            Section 2.21. Letter of Credit Fees. (a) Standby Letters of Credit. The Borrower shall pay with respect to each standby Letter of Credit (i) to the Agent on behalf of the Banks a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate per annum equal to the Applicable Margin in effect for Eurodollar Loans on the stated amount of each standby Letter of Credit then outstanding and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance and processing referred to in
Section 2.03.

           (b) Trade Letters of Credit. The Borrower shall pay with respect to each trade Letter of Credit (i) to the Agent on behalf of the Banks a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate per annum equal to the Applicable Margin in effect for Eurodollar Loans times 0.75 on the stated amount of each trade Letter of Credit then outstanding and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance and processing referred to in Section 2.03.

           (c) Fronting Bank. The Borrower agrees to pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate as may be agreed between such Fronting Bank and the Borrower from time to time.

           (d) Payment. Accrued fees described in this Section 2.21 in respect of each Letter of Credit shall be due and payable quarterly in arrears on the tenth Business Day of each fiscal quarter for the immediately preceding fiscal quarter and on the Final Maturity Date, or such earlier date as the Total Commitment is terminated.

            Section  2.22.  Nature of Fees.  All fees shall be paid on the dates
due,  in  immediately   available  funds,  to  the  Agent  for  itself  and  for
distribution, as provided herein and in the letter described in Section 2.19.

            Section 2.23. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this
Section 2.23 are in addition to other rights and remedies which such Bank may have upon the occurrence and during the continuance of any Event of Default.

            Section 2.24. Making of Loans. The Agent may assume that each Bank will make its ratable portion of any amount to be borrowed available to the Agent in accordance with Section 2.06, and the Agent may in its discretion, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not make such ratable portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, as to the Borrower, at the rate of interest applicable to Loans hereunder, and as to such Bank, at the Federal Funds Effective Rate and until so repaid such amount shall be deemed to constitute a Loan by the Agent to the Borrower hereunder entitled to the benefits of the provisions hereof applicable to the Loans. If such Bank shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Bank's ratable portion of the Loans made on such borrowing date for purposes of this Agreement. No Bank shall be responsible for the failure of any other Bank to make its ratable portion of such Loans available on the borrowing date.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         In order to induce the Banks to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors represents and warrants as follows:

            Section 3.01. Organization and Authority. Each of the Borrower and the Guarantors (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; (ii) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents; and (iii) has all requisite corporate authority and the legal right to own and operate its properties, and to conduct its business as now or currently proposed to be conducted.

            Section 3.02. Due Execution. The execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party, the borrowings hereunder by the Borrower, the execution and delivery of the Notes, and the transactions contemplated to occur under or in connection with this Agreement and/or the other Loan Documents (collectively, the "Transactions") (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulation G, T, U or X of the Board), or any order or decree of any court or governmental instrumentality, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust, any material lease, agreement or other instrument binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority. This Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors, is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower, and each Guarantor, as the case may be, enforceable against the Borrower, and the Guarantors, as the case may be, in accordance with its terms.

            Section 3.03. Statements Made. The (a) written statements of all officers and employees of the Borrower and the Guarantors, and (b) oral statements of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice President- Chief Information Officer, Treasurer, Director of Finance and Planning, Controller and Treasury Manager of the Borrower and the Guarantors, in each case which have been furnished by the Borrower or any of the Guarantors to the Agent or to the Banks in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contain no untrue statement of a material fact and do not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such written statements constitute projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be valid and accurate at the time such projections were furnished to the Agent or the Banks, as the case may be.

            Section 3.04. Financial Statements. The Borrower has furnished the Banks with copies of the audited Consolidated Financial Statement and Schedules of the Borrower for its fiscal year ended February 1, 1997. Such financial statements present fairly in all material respects the financial position and results of operations of the Borrower and its consolidated Subsidiaries as of such date and for such period; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof required to be disclosed by GAAP and such financial statements were prepared in accordance with GAAP applied on a consistent basis. Since February 1, 1997, there has been no material adverse change in the condition (financial or otherwise), operations, properties, assets or prospects of the Borrower and its Subsidiaries, taken as a whole.

            Section 3.05. Ownership. No owner or group of owners acting together control 50% or more of the outstanding common shares of the Borrower. Each Guarantor is a direct or indirect wholly-owned Subsidiary of the Borrower.

            Section 3.06. Liens. There are no Liens (including Liens or retained security titles of conditional vendors) of any nature whatsoever on any properties of the Borrower or any of the Guarantors, other than Permitted Liens or Liens as set forth in Schedule 6.01. The Borrower and the Guarantors are not parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on the property or assets of the Borrower or any Guarantor or otherwise result in a violation of this Agreement.

             Section 3.07. Litigation; Compliance with Law, Etc. (a) Except as set forth on Schedule 3.07, (i) the operations of the Borrower and
the  Guarantors  comply  in all respects  with  all  applicable   Environmental
Laws, except where such noncompliance  would not have a Material Adverse Effect;
(ii) to the best knowledge of the Borrower and the Guarantors, none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to address Hazardous Material; and (iii) to the best knowledge of the Borrower and the Guarantors, the Borrower and the Guarantors do not have any material contingent liability in connection with any Release that is reasonably likely to result in a Material Adverse Effect.

           (b) Except as set forth on Schedule 3.07, neither the Borrower nor any Guarantor is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, except where such violation would not have a Material Adverse Effect.

            Section 3.08. Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Borrower and the Guarantors. Neither the Borrower nor any Guarantor has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

            Section 3.09. Use of Proceeds. The proceeds of the Loans shall be used only for general corporate purposes of the Borrower and for Inventory purchases for retail stores operated by the Borrower and CPS.

            Section 3.10. Litigation. There are no unstayed actions, suits or proceedings pending or, to the knowledge of Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of its properties, including (without limitation) the Inventory, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower or the Guarantors and, if so determined adversely to the Borrower or the Guarantors would have a Material Adverse Effect.

            Section 3.11. Governmental Approvals. No registration or filing with, consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the Transactions, other than any which have been made or obtained.

            Section 3.12. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Guarantors is engaged principally, or as one of its important activities, in the purpose of purchasing or business of extending credit for carrying Margin Stock.

           (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation G, T, U or X thereof. If requested by any Bank, the Borrower or any of the Guarantors shall furnish to such Bank a statement on Federal Reserve Form U-1 referred to in said Regulation U.

            Section 3.13. Taxes. Except as set forth on Schedule 3.13 hereto, the Borrower and each of the Guarantors have filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by them, on or prior to the date hereof, other than tax returns in respect of taxes that (x) are not franchise, capital, sales or income taxes, (y) in the aggregate are not material and (z) would not, if unpaid, result in the imposition of any material Lien on any property or assets of the Borrower or any of the Guarantors. The Borrower and the Guarantors have paid or provided for the payment of all taxes shown to be due and payable on such filed returns or on any assessments received by them, other than (i) any taxes or assessments the validity of which the Borrower or such Guarantor is contesting in good faith by appropriate proceedings, and with respect to which the Borrower or such Guarantor shall, to the extent required by GAAP have set aside on its books adequate reserves and (ii) taxes other than income, capital, sales or franchise taxes that in the aggregate are not material and which would not, if unpaid, result in the imposition of any material Lien on any property or assets of the Borrower or any of the Guarantors. Except as set forth on Schedule 3.13 hereto, no such Federal income tax returns of the Borrower and the Guarantors have been audited by the United States Internal Revenue Service and neither the Borrower nor any of the Guarantors has as of the date hereof requested or been granted any extension of time to file any Federal, state, local or foreign tax return. Except as set forth on Schedule 3.13 hereto, neither the Borrower nor any of the Guarantors is party to or has any obligation under any tax sharing agreement other than the Federal Income Tax Allocation Agreement dated as of February 5, 1990 (as heretofore amended, the "Tax Sharing Agreement"), by and among the Borrower and the parties listed on the signature pages thereto.

            Section 3.14. Employee Benefit Plans. The Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA, and with the Code to the extent applicable to it, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Guarantor has any contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

            Section 3.15. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of the Guarantors is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. Neither the Borrower nor any of the Guarantors is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

            Section 3.16. Subsidiaries. As of the Closing Date, Schedule 3.16 annexed hereto sets forth each Subsidiary of the Borrower and its jurisdiction of incorporation.

            Section 3.17.  Title  to  Properties;  Possession  Under  Leases;
Trademarks; Licenses and Supplier Agreements. (a) The Borrower and each of the Guarantors have good and marketable title to, or valid leasehold interest in, all of their respective properties and assets shown on the most recent balance  sheet  referred  to  in  Section  3.04  hereof  and  all  assets  and properties  acquired  since  the  date  of such  balance  sheet, except for such
properties  as  are  no  longer  used  or  useful  in   the   conduct  of  its
business or as have been disposed of in the ordinary course of business, and except for minor defects in title that do not interfere with the ability of the Borrower or any of the Guarantors to conduct its business as now conducted. All such assets and properties are free and clear of all Liens other than those permitted by Section 6.01 hereof. All improvements are in compliance in all material respects with all applicable laws, ordinances, zoning laws and restrictive covenants and do not encroach on the property of others. No charges or violations have been filed or made with respect to any violations or alleged violations by such property or structure of any applicable ordinances, laws, requirements, regulations or restrictive covenants except for any charges or violations which would not have a Material Adverse Effect.

           (b) The Borrower and each of the Guarantors own or control or have the right to use all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of the business of the Borrower and each of the Guarantors; provided, however, that the Banks acknowledge that the trademarks "P.A. Bergner" and "Boston Stores" have not been registered by the Borrower with the United States Patent and Trademark Office.

            Section 3.18. Solvency. (a) As of the Closing Date, the fair salable value of the assets of the Borrower and the Guarantors taken as a whole is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Borrower and the Guarantors, as they become absolute and mature.

           (b) As of the Closing Date, the assets of the Borrower and the Guarantors taken as a whole do not constitute unreasonably small capital for the Borrower and the Guarantors to carry out their business as now conducted and as proposed to be conducted including the capital needs of the Borrower and the Guarantors, taking into account the particular capital requirements of the business conducted by the Borrower and the Guarantors and projected capital requirements and capital availability thereof.

           (c) The Borrower and the Guarantors do not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower and the Guarantors, and of amounts to be payable on or in respect of debt of the Borrower and the Guarantors). The cash flow of the Borrower and the Guarantors, after taking into account all anticipated uses of the cash of the Borrower and the Guarantors, will at all times be sufficient to pay all such amounts on or in respect of debt of the Borrower and the Guarantors when such amounts are required to be paid.

            Section 3.19. Permits, Etc. Except as specified on Schedule 3.19 hereof, the Borrower and each of the Guarantors possess all material, licenses, permits, approvals and consents (collectively, "Permits"), including, without limitation, all those required under Environmental Law to conduct properly their business, each such Permit is and will be in full force and effect, the Borrower and each of the Guarantors are in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon.

            Section 3.20. Landlord's Liens. No landlord or other lessor has been granted by the Borrower (by contract) or any Guarantor (by contract) a Lien or other interest in any Inventory of the Borrower or the Guarantors.

            Section 3.21. Environmental Matters. Without limiting the generality of Section 3.07 hereof, except as specified on Schedule 3.21 hereto, neither the Borrower nor the Guarantors has received any claim, written notice, complaint, suit or order from any Governmental Authority or other Person concerning the Release of Hazardous Materials for which the Borrower or any Guarantor may be responsible under Environmental Law.


                                   ARTICLE IV

                             CONDITIONS OF LENDING

     Section 4.01. Conditions Precedent to Effectiveness. This Agreement shall become effective on the date on which:

                   (a) Supporting Documents. The Agent shall have received for each of the Borrower, CPS and (with respect to item (iii) below only) the other Guarantors:

                            (i)  a  copy  of  such   entity's   certificate   of
                  incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

                           (ii) a certificate of such Secretary of State,  dated
                  as of a recent date, as to the good standing of and payment of taxes by, that entity and as to the charter documents on file in the office of such Secretary of State; and

                          (iii) a  certificate  of the Secretary or an Assistant
                  Secretary of that entity dated the date of the initial Loan or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, and the execution, delivery and performance in accordance with their respective terms of this Agreement, the Notes to be executed by it, the Loan Documents and any other documents required or contemplated hereunder or thereunder, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above (or as currently in effect with respect to the Guarantors) and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement, the Notes to be executed by it and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

                   (b) Notes. On or before the date of the initial Loans or the issuance of the initial Letter of Credit hereunder, whichever first occurs, the Agent shall have received Notes executed on behalf of the Borrower, dated the Closing Date, payable to the order of each of the Banks, in an amount equal to such Bank's Commitment.

                   (c) Opinion of Counsel to the Borrower and the Guarantors. The Agent and the Banks shall have received the favorable written opinion of Charles J. Hansen, Esq., Vice President and General Counsel of the Borrower and certain of the Guarantors, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit B.

                   (d) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

                   (e) Interim Financials. The Agent shall have received (i) the interim consolidated and consolidating financial statements of the Borrower and the Guarantors for each month following the fiscal year ended February 1, 1997 (to the extent that the subject month ends greater than 20 days prior to the Closing Date), prepared and certified by the Borrower, and such interim financial statements shall not differ in any material and adverse respect from estimates thereof previously delivered in writing to the Agent and (ii) a certificate of a Responsible Officer setting forth computations in reasonable detail demonstrating as of October 4, 1997 compliance with the covenants contained in Sections 6.05, 6.06 and 6.07.

                   (f) Accuracy of Information. None of the information submitted by the Borrower and/or the Guarantors to the Agent or any Bank prior to the Closing Date shall have been or become false, incomplete, or inaccurate in any material and adverse respect, and none of the conditions represented or indicated to exist shall change in any material and adverse respect.

                   (g) Ongoing Due Diligence. The Agent's ongoing due diligence investigation shall not disclose information, or the Agent shall not otherwise discover information not previously disclosed to it, that the Agent believes has had or could have a Materially Adverse Effect.

                   (h) Notice Regarding Section 7.02. The Borrower and CPS shall have joined the Agent in notifying the Purchaser under the Receivables Purchase Agreement and the Collateral Agent and the Receivables Agreement Agent (or the Agent under any other agreement entered into by such Purchaser to fund its purchase of Credit Card Receivables from the Borrower and CPS) of the provisions of Section 7.02 of this Agreement.

                   (i) Loan Documents. The Borrower and the Guarantors shall have duly executed and delivered, or caused to be duly executed and delivered, such Loan Documents as the Agent shall reasonably request. Each of the foregoing shall be in form and substance satisfactory to the Agent and its counsel.

                   (j) Consents and Approvals. The Agent shall have received evidence in form and substance satisfactory to the Agent that the Borrower and the Guarantors have obtained all requisite governmental, regulatory or judicial consents and appraisals for the borrowings under this Agreement.

                   (k) Termination of Existing Credit Facility. The Borrower shall have terminated the Revolving Credit and Guaranty Agreement dated as of May 24, 1996 (the "Existing Credit Agreement") among the Borrower, the Subsidiaries listed on the signature pages thereof, the financial institutions party thereto and ABN AMRO Bank N.V., as Agent, all amounts payable thereunder shall have been paid or shall be paid with the proceeds of the first Borrowing hereunder and ABN AMRO Bank N.V. shall have released any Liens granted to it by the Borrower or any Guarantor.

                   (l) NBGL Documents. The Borrower shall have delivered true and correct copies of the NBGL Documents to the Agent.

            Section 4.02. Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Banks to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

                   (a) Notice. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Article II.

                   (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, except for representations or warranties which are violated as a result of transactions permitted in accordance with the terms of this Agreement.

                   (c) No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, the Borrower and Guarantors shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

                   (d) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the Transactions among the Borrower, the Guarantors, the Agent and the Banks contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including good standing and foreign qualification certificates and records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such certificates, documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

                   (e) Borrowing Base Certificate. The Agent shall have received the timely delivery of the most recent Borrowing Base Certificate required to be delivered hereunder.

                   (f) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder (including each refinancing of a Loan hereunder (other than a conversion of a Eurodollar Loan to an ABR Loan)) shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied at that time and that after giving effect to such extension of credit the Borrower shall continue to be in compliance with the Borrowing Base.


                                    ARTICLE V

                             AFFIRMATIVE COVENANTS

         From the Closing Date and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding or any amount shall remain outstanding under any Note or unpaid under this Agreement, the Borrower and each of the Guarantors agrees that, unless the Required Banks shall otherwise consent in writing, it will:

            Section 5.01. Financial Statements, Reports, Etc. In the case of the Borrower, deliver to the Agent:

                   (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statement of income and cash flows, showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of the Borrower's operations and the operations of its Subsidiaries during such year, audited by KPMG Peat Marwick or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied;

                   (b) concurrently with any delivery of financial statements under (a) above or (c) below, a certificate of the accounting firm or a Responsible Officer, as the case may be, opining on or certifying such statements (i) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in Sections 6.04, 6.05, 6.06, 6.07, and 6.12;

                   (c) (x) within forty-five days of the end of each fiscal quarter, unaudited consolidating balance sheets of the Borrower and its Subsidiaries and related statements of income and cash flows and (y) within forty-five days of the end of each of the first three fiscal quarters of the fiscal year of the Borrower, unaudited consolidated balance sheets of the Borrower and its Subsidiaries and related statements of income and cash flows, in each case showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of its Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, together with a comparison of such information with the written projections furnished by the Borrower to the Agent and with the results for such period in the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial position and results of operations of the Borrower and its Subsidiaries on a consolidating or consolidated basis, as the case may be, in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments;

                   (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

                   (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any material loan or financing agreements as the Agent or any Bank may reasonably request;

                   (f) furnish to the Agent promptly after the same is available, copies of all material pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors in connection with any litigation or other proceeding described in Section 5.01A hereof;

                   (g) immediately upon obtaining actual knowledge thereof, notice of any Liquidity Termination Event and/or Purchase Termination Event (as such term is defined in the Receivables Agreement Documents) or termination of any of the NBGL Documents;

                   (h) (i) upon the request of the Agent, furnish to the Agent the Daily Reports delivered under the Receivables Agreement and (ii) furnish to the Agent after the same is available, the Settlement Reports delivered under the Receivables Agreement and any information furnished by NBGL to the Borrower or CPS under any of the NBGL Documents;

                   (i) promptly upon receipt thereof, copies of all final financial reports, if any, submitted to the Borrower or any of its Subsidiaries by its auditors, in connection with each annual or interim audit or review of its books by such auditors;

                   (j) written notice in the event that the Bank Termination Date and/or WINDMILL Termination Date under the Liquidity Agreement has occurred or shall be scheduled to occur within 365 days; and

            Section 5.01A. Litigation and Other Notices. Give the Agent prompt written notice of the following:

                   (a) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or the issuance of Letters of Credit, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

                   (b) the filing or commencement of any action, suit or proceeding against the Borrower or any of the Guarantors, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority, (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability of the Borrower or any Guarantor in an aggregate amount of $2,500,000 or more, not reimbursable by insurance, or (B) materially adversely affect the ability or impair the right of the Borrower or any Guarantor to perform its obligations under this Agreement, any Note or any other Loan Document to which it is a party; and

                   (c) any development in the business or affairs of the Borrower or the Borrower and Guarantors taken as a whole which has had or which is likely, in the reasonable judgment of any Responsible Officer of the Borrower, to have, a Material Adverse Effect.

            Section 5.02. Corporate Existence. Do or cause to be done and cause each of the Guarantors to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply in all material respects with all laws and regulations applicable to it; provided, however, that any Guarantor or Subsidiary (other than Great Lakes, Bergner Credit Corporation, NBGL or Bergner Finance Corporation) may be merged into the Borrower or CPS so long as the Borrower or CPS, as the case may be, is the surviving entity, CPS may be merged into CPS Holding Co., so long as CPS Holding Co. is the surviving entity and any Guarantor (other than CPS or CPS Holding Co.) which is directly or indirectly wholly owned by the Borrower may merge into any other Guarantor or adopt a plan of dissolution and make a liquidating distribution of its assets to its shareholders (so long as such shareholder is a Guarantor). Subject to the proviso in the immediately preceding sentence, each Subsidiary is and shall remain a direct or indirect wholly-owned Subsidiary of the Borrower.

            Section 5.03. Insurance. (a) Keep its insurable real properties and all personal property insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses.

           (b) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Subsidiary, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and maintain such other insurance as may be required by law.

           (c) From time to time upon request of the Agent, promptly furnish or cause to be furnished to the Agent evidence, in form and substance reasonably satisfactory to the Agent, of the maintenance of all insurance required to be maintained by this Section 5.03 hereof, including, but not limited to, such originals or copies as the Agent may reasonably request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

            Section 5.04. Obligations and Taxes. With respect to the Borrower and each Guarantor, pay all its material obligations promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Subsidiary shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

            Section 5.05. Notice of Event of Default, Etc. Promptly give to the Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

            Section 5.06. Borrowing Base Certificate. Furnish to the Agent as soon as available and in any event on or before the fifth Business Day of each month a Borrowing Base Certificate as at the end of the immediately preceding week substantially in the form of Exhibit D, provided that if there shall occur a "system failure" or other similar technical failure in the operations which produce data included in the Borrowing Base Certificate or such reports, such Borrowing Base Certificate or reports which are required to be delivered on the fifth Business Day of each month shall be delivered to the Agent on or before the tenth Business Day of such month.

            Section 5.07. Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records of the financial operations of the Borrower, the Guarantors and NBGL and customer lists in connection with the business of the Borrower, the Guarantors and NBGL; and provide the Agent and its representatives (including representatives of the Banks, who shall accompany the Agent and who shall pay their own costs in connection therewith) access to all such books, records and customer lists during regular business hours, in order that the Agent may examine and make abstracts from such books, accounts, records, customer lists and other papers (including, but not limited to, Inventory included in the Borrowing Base) for the purpose of verifying the accuracy of the various reports delivered by the Borrower, the Guarantors or NBGL to the Agent or the Banks pursuant to this Agreement, for otherwise ascertaining compliance with this Agreement and for such other purposes as the Agent may reasonably request; and at any time and from time to time during regular business hours, permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower with a view to, among other things, ascertaining compliance with the Borrowing Base. The Borrower, the Guarantors and NBGL jointly and severally agree to pay to the Agent the customary per diem rates plus reasonable out-of-pocket expenses for each of the Agent's examiners and the reasonable costs to the Agent with respect to third party examiners, for a total of three examinations per calendar year prior to an Event of Default and for unlimited examinations after an Event of Default.

            Section 5.08. Business Plan. As soon as practicable, furnish to the Agent any material amendments and supplements with respect to the Borrower's business plan and make its senior officers available to discuss the same with the Agent. In addition to the foregoing, the Borrower agrees to furnish the Agent with an update of its business plan at least once every twelve months.

            Section 5.09.  Compliance with Laws, Etc. Comply,  and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, and duly observe, and cause each of its Subsidiaries to duly observe, all valid requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder), and all applicable statutes, rules, regulations and orders relating to environmental protection and to public and employee health, safety and labor other than any such laws, rules, regulations, orders, requirements and statutes the failure to comply with would not have a Material Adverse Effect.

            Section 5.10. Use of Proceeds. Use the proceeds of Loans only for the purposes set forth in Section 3.09 hereof and use Letters of Credit only for the purposes permitted in this Agreement.

            Section 5.11. Additional Guarantors. Promptly inform the Agent of the creation or acquisition of any direct or indirect subsidiary (subject to the provisions of Section 6.19 hereof) and cause each direct or indirect subsidiary not in existence on the date hereof to enter into a Guarantee in form and substance satisfactory to the Agent.

            Section 5.12. Environmental Laws. Comply, and cause each of its Subsidiaries to comply, in all material respects with the provisions of all applicable Environmental Laws, and shall keep its properties and the properties of its Subsidiaries free of any Environmental Lien. The Borrower shall not cause or suffer, or permit, and shall not suffer or permit any of its Subsidiaries to cause or suffer or permit, the property of the Borrower or its Subsidiaries to be used for the treatment, transporting or disposal of any Hazardous Material such as would require a Permit, or, except as necessary for the normal operations of the Borrower and its Subsidiaries, and in material compliance with Environmental Law, the storage of any waste or Hazardous Materials.


                                   ARTICLE VI

                               NEGATIVE COVENANTS


         From the Closing Date and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding or any amount shall remain outstanding under any Note or unpaid under this Agreement, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will not:

            Section 6.01. Liens. Incur, create, assume or suffer to exist any Lien on any asset (including, without limitation, any Inventory or unsold Credit Card Receivables) of the Borrower or any of the Guarantors, now owned or hereafter acquired, other than (i) Liens existing on the Closing Date as set forth on Schedule 6.01; (ii) Permitted Liens; (iii) restrictions on transfer by the Borrower of its AMC shares; (iv) arrangements for the prepayment of future Inventory purchases; and (v) Liens securing the Indebtedness permitted under
Section 6.03(iv) hereof.

            Section 6.02. Merger, Acquisitions, Etc. Consolidate or merge with or into, or transfer its properties and assets substantially as an entirety to, another Person, or acquire substantially all of the assets or properties of any Person except as permitted under Section 5.02 or Section 6.11 hereof.

            Section 6.03. Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under this Agreement and under the Short-Term Credit Agreement; (ii) Indebtedness incurred on or prior to the Closing Date as described on Schedule 6.03 hereto; (iii) unsecured Indebtedness (excluding trade credit) incurred after the Closing Date in an outstanding aggregate principal amount not in excess of $50,000,000; (iv) Indebtedness secured by purchase money liens in an aggregate amount not to exceed $25,000,000; (v) Indebtedness permitted under Section 6.11; (vi) to the extent the same constitutes Indebtedness, guarantees permitted under Section 6.09; (vii) (a) capital lease obligations incurred by the Borrower and its Subsidiaries not in excess of $25,000,000 in the aggregate during the term of this Agreement and (b) capital lease obligations incurred by the Borrower and its Subsidiaries in connection with sale lease-back transactions permitted by
Section 6.12 hereof; (viii) a refinancing, refunding or exchange of Indebtedness permitted in clauses (iv) and (v) of this Section 6.03, but not the increase in principal amount or extension of maturity thereof; (ix) Indebtedness of the Borrower, CPS, Great Lakes and/or any Additional Seller arising under, or in connection with, any of the Receivables Agreement Documents as amended in a manner that does not violate Section 6.10 of this Agreement; and (x) Subordinated Indebtedness not to exceed $150,000,000 in an aggregate principal amount outstanding at any one time.

            Section 6.04. Sales, Etc, of Assets. Sell, assign, lease, consign or otherwise dispose of any of its assets including without limitation, the capital stock of any Guarantor or any other Subsidiary, Inventory (through bulk sales or otherwise), store leases or Receivables or permit any Subsidiary so to do, except for (i) sales of Inventory, fixtures and equipment in the ordinary course of business and in a manner consistent with the Borrower's past practices and consignments of Inventory by the Borrower to CPS in the ordinary course of business and in a manner consistent with the Borrower's past practices (provided, that the Borrower shall be prohibited from disposing of any of its assets to CPS, other than inventory by consignment); (ii) sales of "Purchased Receivables" under the Receivables Agreement by the Borrower, CPS and NBGL pursuant to the Receivables Agreement or any successor agreement satisfactory to the Required Banks; (iii) sales of obsolete fixtures and equipment and sales of fixtures and equipment substantially contemporaneously with the replacement thereof; and (iv) other sales, assignments, leases, consignments or other dispositions of assets not otherwise permitted pursuant to clauses (i) through
(iii) above, and not including assets sold in connection with sale lease-backs transactions permitted under Section 6.12 hereof, in a principal amount (valued at the greater of fair market value or book value of such asset) not to exceed $100,000,000 in the aggregate for all such dispositions from the Closing Date.

            Section 6.05. Funded Debt to EBITDA Ratio. Permit the ratio of Funded Debt of the Borrower and its Subsidiaries as of the last day of each fiscal quarter to EBITDA for the twelve-consecutive-month period ending on such day (the "Funded Debt to EBITDA Ratio") to be greater than 3.75 to 1.00.

            Section 6.06. Cash Flow Coverage. Permit, as of the last day of each fiscal quarter, the ratio of (i) (A) EBITDA for the twelve fiscal months of the Borrower then ended plus (B) Rental Expense for the same twelve fiscal months minus (C) the aggregate principal amount of Capital Expenditures of the Borrower and its Subsidiaries for the same twelve fiscal months to (ii) the sum of (A) Interest Expense of the Borrower and its Subsidiaries on a consolidated basis for the same twelve fiscal months plus (B) Rental Expense for the same twelve fiscal months (the "Cash Flow Ratio") to be less than 1.25 to 1.00; provided that at any time the sum of (i) the aggregate outstanding principal amount of all Loans and (ii) the aggregate outstanding principal amount of all "Loans" under the Short-Term Credit Agreement is less than 25% of the sum of (i) the Total Commitment plus (ii) the "Total Commitment" under the Short-Term Credit Agreement, the Borrower shall not permit the Cash Flow Ratio to be less than
1.00 to 1.00.

            Section 6.07. Minimum Tangible Net Worth. Permit the Tangible Net Worth at any time to be less than $275,000,000 plus 75% of positive Net Income of the Borrower and its Subsidiaries for each fiscal year commencing on or after January 31, 1997 (but without subtraction for any negative Net Income for any such period).

            Section 6.08. Limitation on Voluntary Payments and Modifications of Subordinated Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, (i) make (or give any notice for) any principal payment or prepayment on or redemption or acquisition for value of any Subordinated Indebtedness or, after any Event of Default, make any interest payment on any Subordinated Indebtedness, (ii) amend or modify, or permit the amendment or modification of, any provision of any Subordinated Indebtedness, or (iii) set-off any amounts against the Subordinated Indebtedness.

            Section 6.09. Guarantees and Other Liabilities. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, or permit any Subsidiary so to do, except (i) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (ii) guarantees pursuant to Article VIII, (iii) guarantees by the Borrower of the obligations of any Guarantor and guarantees by any Guarantor of obligations of the Borrower, (iv) guarantees by a Guarantor of the obligations of any other Guarantor (to the extent that such obligations are permitted under this Agreement), (v) in addition to the guarantees permitted under clause (iii) of this Section 6.09, guarantees by the Borrower or CPS of obligations of any Guarantor or Subsidiary of the Borrower under leases of real property where such Guarantor or such Subsidiary of the Borrower is lessee, and as to such real property, such Guarantor is sublessor or assignor and the Borrower or CPS, as the case may be, is sublessee or assignee, (vi) in addition to the guarantees permitted under clause (iii) of this Section 6.09, guarantees by the Borrower or CPS of obligations of any Person with respect to a lease of the property located at 5700 Durand Avenue, Racine, Wisconsin 53406 (vii) all obligations, indebtedness and liabilities of the Borrower, CPS, Great Lakes and/or any Additional Seller (whether direct or indirect and whether contingent or otherwise) arising under, or in connection with, any of the Receivables Agreement Documents as amended in a manner which does not violate Section 6.10 of this Agreement, and (viii) merchandise purchase guarantees made by the Borrower in accordance with its arrangements with AMC.

            Section 6.10. Receivables Agreement Documents. Agree to or enter into any Receivables Agreement Document or any amendment or modification of the Receivables Agreement Documents which would add any Additional Seller or if the Required Banks otherwise determine in writing (in their sole discretion) that such amendment or modification would have a material adverse effect on the Borrower or upon the rights and remedies of the Required Banks or any Bank. In addition to the foregoing, and notwithstanding anything to the contrary contained in this Section, neither the Borrower nor CPS shall (nor shall NBGL be permitted to), unless the Required Banks otherwise consent in writing, repurchase any Credit Card Receivables from Great Lakes pursuant to Section 2.05 of the Receivables Agreement.

            Section 6.11. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing "Investments"), except

                   (i)     Permitted Investments,

                  (ii) (A) subordinated promissory notes issued by Great Lakes pursuant to the terms of the Receivables Agreement (x) in respect of a portion of the purchase price of Credit Card Receivables thereunder and
         (y) to evidence loans which may be made by the Borrower and CPS to Great Lakes thereunder to enable Great Lakes to pay operating expenses, provided that the aggregate outstanding amount of such loans in respect of such operating expenses shall not exceed $1,000,000 at any time, (B) Seller Notes (as defined in the Receivables Agreement) issued by Great Lakes pursuant to the terms of the Receivables Agreement in respect of a portion of the purchase price of Credit Card Receivables thereunder, and (C) all obligations, indebtedness and liabilities of the Borrower, CPS, Great Lakes and/or any Additional Seller (whether direct or indirect and whether contingent or otherwise) arising under, or in connection with, any of the Receivables Agreement Documents as amended in a manner which does not violate Section 6.10 of this Agreement,

                  (iii) advances by the Borrower to CPS and by CPS to the Borrower,

                  (iv) advances by any Guarantor (other than CPS) to the Borrower and advances by the Borrower to any Guarantor (other than CPS) in an aggregate annual amount for all Guarantors (other than CPS) of $1,125,000,

                   (v) other advances by the Borrower and CPS in the ordinary course of business in an aggregate amount not to exceed $100,000,

                  (vi) investments not in excess of an aggregate of $500,000 during the term of this Agreement in non-operating Subsidiaries of the Borrower (which Subsidiaries shall be required to become a Guarantor under this Agreement),

                 (vii) loans and advances made by the Borrower or any Guarantor to the Borrower and/or any other Guarantor pursuant to the Tax-Sharing Agreement,

                (viii) open market, negotiated, or other purchases of the indebtedness of, claims against, or equity interests in any corporation whose primary business is in the department store industry or in a closely related industry up to (I) $75,000,000 in the aggregate for all such transactions if at the time of such investment either Level I Status, Level II Status or Level III Status exists or (II) $20,000,000 in the aggregate for all such transactions if at the time of such investment either Level IV Status or Level V Status exists, and

                  (ix) advances by the Borrower to NBGL in an aggregate principal amount at any one time outstanding not exceeding $25,000,000.

            Section 6.12. Lease-Backs. Enter into any arrangements, directly or indirectly, with any person, whereby the Borrower or any of its Subsidiaries shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, in connection with the rental or lease of the property so sold or transferred or of other property which the Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property so sold or transferred, if the aggregate gross proceeds of such sale of such property when added to the aggregate gross sale proceeds from all other such transactions entered into from and after the Closing Date exceeds $100,000,000.

            Section 6.13. Transactions with Affiliates. Directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any stockholder, Affiliate or agent of the Borrower, or any relative thereof, or permit or suffer any Subsidiary to do so, except at prices and on terms not less favorable to the Borrower or such Subsidiary than that which would have been obtained in an arm's-length transaction with a non-affiliated third party; provided, however, that there shall be excluded from this Section transactions between the Borrower and any Guarantor, transactions between Guarantors, and transactions among Bergner Credit Corporation, NBGL, Great Lakes, CPS and the Borrower under the Receivables Agreement and among the Borrower and the Guarantors under the Tax-Sharing Agreement.

            Section 6.14. Business. Alter materially the nature of its business as operated on the date of this Agreement in any material respect.

            Section 6.15. ERISA. The Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify each Bank of (i) the occurrence of any Reportable Event relating to a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any of its Subsidiaries' intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event that could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary in connection with any post-retirement Welfare Plan Benefit.

            Section 6.16. Accounting Changes. Make, or permit any Subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time.

            Section 6.17. Modification of Charter Documents. Modify, amend or alter their respective certificates or articles of incorporation or their by-laws in any respect which is material and adverse to the Agent or any of the Banks.

            Section 6.18. Landlord's Liens. Enter into any lease or similar arrangement pursuant to which a Lien or other interest in any Inventory of the Borrower or the Guarantors is granted by the Borrower or any Guarantor to any landlord or other lessor.

            Section 6.19. NBGL. (a) Permit NBGL to engage in any business activity (including, without limitation, derivative transactions (including, without limitation, over the counter derivative transactions)) other than (i) the issuance of credit cards; and (ii) the sale of Credit Card Receivables to Great Lakes pursuant to the Receivables Purchase Agreement, as amended in accordance with Section 6.10.

           (b) Permit NBGL to incur any Indebtedness, other than under the NBGL Documents and under the Receivables Agreement Documents as amended in a manner which does not violate Section 6.10 of this Agreement.

           (c) Permit NBGL to incur, create, assume or suffer to exist any Lien on any of its assets, now owned or hereafter acquired, other than (i) Liens under the Receivables Agreement Documents as in effect on the Closing Date and as thereafter amended, modified and supplemented in accordance with Section 6.10 and (ii) Liens in favor of the Borrower and/or CPS under the NBGL Documents.

           (d) Permit NBGL to sell, assign, lease, consign or otherwise dispose of any of its assets, other than (i) the sale of Purchased Receivables to Great Lakes under the Receivables Agreement as amended in accordance with Section 6.10 and (ii) as permitted under clause (c) above.

           (e) Permit NBGL to fail to be in compliance with any material statute, material regulation of any governmental agency or instrumentality, material agreement, or any order or decree.

           (f) Permit NBGL to amend or modify any of the NBGL Documents or its charter, bylaws or any of its other organizational documents in any respect which is material and adverse to the Agent or any of the Banks.


                                   ARTICLE VII

                                EVENTS OF DEFAULT


            Section 7.01. Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):

                   (a) any representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or with the execution and delivery of the Notes or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any of the Guarantors to the Banks under or in connection with this Agreement shall prove to have been false or misleading in any material respect when made or delivered or deemed made or delivered pursuant to Section 4.02 hereof; or

                   (b) default shall be made in the payment of any (i) Fees or interest on the Loans when due, or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                   (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in Article VI hereof; or

                   (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than 10 days (provided, that the Agent shall have given the Borrower two days prior notice of default with respect to any default arising out of a noncompliance with Section 5.01(a), Section 5.01(b), Section 5.01(c) or (with respect to the furnishing of quarterly and annual reports only) Section 5.01(d) and provided, further, that the Agent shall have given the Borrower one day's prior notice of default with respect to any default arising out of a noncompliance with Section 5.06 of this Agreement); or

                   (e) the Borrower, any Guarantor or any Subsidiary of any thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, such Guarantor or such Subsidiary or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing; or

                   (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, any Guarantor or any Subsidiary of any thereof, or of a substantial part of the property or assets of the Borrower, any Guarantor or any Subsidiary of any thereof, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, any Guarantor or any Subsidiary of any thereof or for a substantial part of the property of the Borrower, any Guarantor or any Subsidiary of any thereof or (iii) the winding-up or liquidation of the Borrower, any Guarantor or any Subsidiary of any thereof; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 45 days; or

                   (g) default shall be made under Indebtedness or obligations under a capitalized lease of the Borrower, any Guarantor or any Subsidiary of any thereof (excluding Indebtedness outstanding hereunder or under the Short-Term Credit Agreement) and the aggregate principal amount of such Indebtedness or obligations under capitalized leases exceeds $2,500,000, if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness or obligations under a capitalized lease (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness or obligations under a capitalized lease; or

                   (h) any member of the Controlled Group fails to pay when due an amount or amounts aggregating in excess of $500,000 it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $500,000 (collectively, a "Material Plan") is filed under Title IV of ERISA by a member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding is instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

                   (i) this Agreement, any Note or any other Loan Document shall for any reason cease to be, or shall be asserted by the Borrower or any Guarantor not to be, a legal, valid and binding obligation of the Borrower or such Guarantor, as applicable, enforceable in accordance with its terms; or

                   (j) (w) the Receivables Agreement shall be terminated by any party thereto or shall fail to be in full force and effect; or (x) there shall exist any event of default or event of termination or similarly designated event under the Receivables Agreement; or (y) there shall have occurred and be continuing any other event or state of facts which relieves Great Lakes from the obligation to purchase Credit Card Receivables thereunder; or (z)(i) a default shall occur under
         Section 7.18 of the Liquidity Agreement as in effect on the Closing Date (without giving effect to any waivers thereunder) or (ii) the Liquidity Agreement shall fail to be in full force and effect; or

                   (k) if (i) during any twelve-month period, 6 or more of the 18 individuals currently serving on the Borrower's Executive Committee shall, for any reason or circumstance, cease to serve on the Executive Committee or (ii) any individual owner or group of owners acting together shall own or control 50% or more of the outstanding common shares of the Borrower or (iii) the Borrower shall cease to own, directly or indirectly, 100% of the outstanding capital stock of CPS; or

                   (l) any judgment or order as to a liability or debt for the payment of money in excess of $7,500,000 (to the extent not covered by insurance) shall be rendered against the Borrower or any of the Guarantors and either (i) enforcement proceedings shall have been commenced and shall be continuing by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days (or, in connection with an appeal of a tax court judgment, 90 consecutive days) during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                   (m) any  non-monetary  judgment  or order  shall be  rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i) cause a material adverse change in the condition (financial or otherwise), business, operations or properties of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any Bank under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                   (n) an "Event of Default" shall have occurred and be continuing under the Short-Term Credit Agreement;

then, and in every such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Banks, shall, by notice to the Borrower, take one or more of the following actions, at the same or different times: (i) terminate forthwith the Total Commitment and/or the obligation of the Fronting Bank to issue Letters of Credit hereunder; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit with the Agent cash in an amount equal to the then outstanding Letters of Credit plus an amount which shall be equal to the Fees and expenses which are reasonably calculated by the Agent and each Fronting Bank to be or become due with respect to such outstanding Letters of Credit and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount; (iv) set-off amounts in any account maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Banks; provided, however, that with respect to a default described in paragraph (e) or (f) above, the Total Commitment and the obligation of the Fronting Bank to issue Letters of Credit hereunder shall automatically terminate and the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

            Section 7.02. Receivables Purchases. The Borrower and CPS agree that upon the occurrence and during the continuance of any Event of Default beyond the applicable grace period, if any, and without in any way limiting or otherwise affecting the rights of the Agent set forth in this Article VII, the Borrower and CPS will cause each cash payment to each Seller under the Receivables Agreement and/or any Receivables Agreement Documents in respect of the Purchase Price for Credit Card Receivables or in respect of the Subordinated Notes or Seller Notes (the terms "Seller" and "Purchase Price" being used as such terms are defined in the Receivables Agreement) to be paid directly by Great Lakes to the Agent for application to the obligations of the Borrower hereunder and under the Notes (and if received by the Borrower, CPS or NBGL shall be held in trust for the Agent and forthwith paid over to the Agent).

            Section 7.03. Additional Undertakings. Notwithstanding anything to the contrary contained in this Agreement, the Borrower and CPS hereby covenant and agree that the terms of the Receivables Agreement shall at all times expressly acknowledge (in a manner satisfactory in form and substance to the Agent) the rights and remedies of the Agent and the Banks set forth in Section 7.02.

            Section 7.04. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 2.03(b), 2.13(a) or 7.01, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

           (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earning on any of the foregoing being collectively called the "Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by a Fronting Bank, and to the payment of the unpaid balance of any Loans and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent and the Banks. If and when requested by the Borrower, the Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Borrower to the Agent or Banks.


                                  ARTICLE VIII

                                    GUARANTY


            Section 8.01. Guaranty. (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

           (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof;
(iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a Bank to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

           (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Bank to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a in favor of the Borrower or any other Guarantor, or to any other Person.

           (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting any collateral for the Obligations or the ability of the Borrower to perform under this Agreement.

           (e) Each Guarantor's guaranty shall not be affected by any question as to the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or as to the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agent, nor any of the Banks makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

           (f) Upon the Obligations becoming due and payable (by acceleration or otherwise), the Banks shall be entitled to immediate payment of such obligations by the Guarantors upon written demand by the Agent.

            Section 8.02. No Impairment of Guaranty. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

            Section 8.03. Waiver of Subrogation. Each Guarantor hereby waives all rights of such Guarantor against the Borrower by way of right of subrogation or otherwise to the extent arising out of any payment by any Guarantor of any sums to the Agent or a Bank hereunder. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent and the Banks to be credited and applied to the Obligations, whether matured or unmatured.

            Section 8.04. Maximum Guaranteed Amount. Anything herein or in any other document, instrument or agreement executed and delivered in connection herewith to the contrary notwithstanding, the maximum individual liability of each Guarantor hereunder as at any date of determination thereof shall in no event exceed $1.00 less than the amount which would render such Guarantor's obligations under this Article VIII void or voidable under applicable law, including without limitation, fraudulent conveyance law.


                                   ARTICLE IX

                                    THE AGENT


            Section 9.01. Administration by Agent. The general administration of the Loan Documents shall be by the Agent. Each Bank hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents. Except as expressly set forth in Section 10.06 of this Agreement, no Co-Agent shall have any authority, duties or responsibilities solely by virtue of its status as a Co-Agent.

            Section 9.02. Advances and Payments. (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Banks, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Banks agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

           (b) Any amounts received by the Agent in connection with this Agreement or the Notes (other than amounts to which the Agent is entitled pursuant to Sections 9.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid Commitment Fees, Letter of Credit Fees, and second, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid interest with respect to the principal balance outstanding on each Note and all unreimbursed Letter of Credit drawings and third, in accordance with each Bank's Commitment Percentage to pay the unpaid principal balance outstanding on each Note and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Bank by the Agent shall be credited to that Bank, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Bank's correspondent account with the Agent, as such Bank and the Agent shall from time to time agree.

            Section 9.03. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Bank (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Bank a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of each Bank's Loans and its participation in Loans of the other Banks shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Banks share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owning by the Borrower to such Bank as fully as if such Bank held a Note and was the original obligee thereon, in the amount of such participation.

            Section 9.04. Agreement of Required Banks. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Banks, action shall be taken by the Agent for and on behalf or for the benefit of all Banks upon the direction of the Required Banks, and any such action shall be binding on all Banks. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

            Section 9.05. Liability of Agent. (a) The Agent when acting on behalf of the Banks, may execute any of its duties under this Agreement by or through its officers, agents, and employees, and neither the Agent nor its directors, officers, agents, or employees shall be liable to the Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its directors, officers, agents, and employees shall in no event be liable to the Banks or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Banks or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its directors, officers, employees, or agents shall be responsible to any Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

           (b) Neither the Agent nor any of its directors, officers, employees, or agents shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Bank or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

           (c) The Agent, as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by it to be genuine or correct and to have been signed or sent by a person or persons believed by it to be the proper person or persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

            Section 9.06.  Reimbursement and  Indemnification.  Each Bank agrees
(i) to reimburse the Agent for such Bank's Commitment Percentage of any expenses and fees incurred for the benefit of the Banks under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, or agents, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their gross negligence or willful misconduct).

            Section 9.07. Rights of Agent. It is understood and agreed that ABN AMRO shall have the same rights and powers hereunder (including the right to give such instructions) as the other Banks and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Agent of the Banks under this Agreement.

            Section 9.08. Independent Investigation by Banks. Each Bank acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.

            Section 9.09. Notice of Transfer. The Agent may deem and treat a Bank party to this Agreement as the owner of such Bank's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Banks all have been received by the Agent.

            Section 9.10. Successor Agent. Subject to the appointment and acceptance of a successor agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent; and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS


           Section 10.01. Notices. Notices and other communications provided for herein shall be in writing (including electronic communication pursuant to agreed upon procedures or facsimile communication) and shall be mailed, transmitted or delivered in the case of a Bank or the Agent to it at its address set forth on the signature pages of this Agreement, or in the case of the Borrower and each Guarantor, to it at the address set forth below the signature line for the Borrower or the Guarantors, as the case may be, on the signature pages of this Agreement, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given when received, if delivered by hand or by overnight courier, or on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when receipt is acknowledged, if by any electronic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices pursuant to the preceding sentence and pursuant to Article II shall be effective only when received by the Agent.

           Section 10.02. Survival of Agreement, Representations and Warranties, Etc. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated and the issuance and delivery to the Banks of the Notes regardless of any investigation made by any Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans shall survive the termination of this Agreement and the payment of the Obligations.

           Section 10.03. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Banks. With the prior written consent of the Agent, each Bank may sell participations to any Person in all or part of any Loan, or all or part of its Note or Commitment to another Bank or other entity, in which event, without limiting the foregoing, the provisions of Sections 2.14, 2.15, 2.18 and 9.03 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantor's liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.17, shall be determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation, such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers which would (i) increase any Commitment of such Bank if such increase would also increase the participant's obligations, (ii) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder in which such participant has an interest, (iii) reduce the stated rate at which interest or fees accrue or other amounts payable hereunder in which such participant has an interest, (iv) permit Liens on Inventory (other than as expressly permitted under Section 6.01 of this Agreement as in effect on the Closing Date), (v) release any Guarantor from its obligations hereunder, or (vi) increase the advance rate set forth in the definition of "Borrowing Base".

           (b) Subject to the provisions of Section 10.03(a), each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it and the related Note held by it) provided, however, that (i) no such assignment may occur unless the Agent, the Fronting Bank and, for so long as no Event of Default has occurred and is continuing, the Borrower shall have given their respective prior written consent (which consents shall not be unreasonably withheld), (ii) the aggregate amount of the Commitment and/or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $5,000,000 (or $1,000,000 in the case of an assignment between Banks) or, if less, such Bank's entire Commitment and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with any Note subject to such assignment and a processing and recordation fee of $3,000 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party thereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of any assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

           (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own debt analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental hereof; (vi) such assignee agrees to be bound by the terms of this Agreement and the other Loan Documents; and (vii) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Bank.

           (d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Banks shall treat each Person the name of which is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

           (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with any Note subject to such assignment and the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment and/or Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained commitments and/or Loans hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment and/or Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note. Thereafter, such surrendered Note shall be marked cancelled and returned to the Borrower.

           (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Bank by or on behalf of the Borrower or any of the Guarantors; provided that prior to any disclosure of any information marked or designated as confidential by the Borrower or any Guarantor, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of
Section 10.04.

           (g) The Borrower hereby agrees to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 10.03(a)) and to assign to one or more Banks or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).

           Section 10.04. Confidentiality. Each Bank agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) to any other person if reasonably incidental to the administration of the Loans,
(iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Bank which is not permitted by this Agreement, (vi) in connection with any litigation to which the Agent, any Bank, or their respective Affiliates may be a party, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (viii) to such Bank's legal counsel and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f).

           Section 10.05. Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent (including, but not limited to, the reasonable fees and disbursements of Chapman and Cutler, special counsel for the Agent, and any other counsel that the Agent shall retain), in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the syndication of the transactions contemplated hereby, the reasonable costs and fees of the Agent in connection with its monitoring of Inventory and publicity expenses (which publicity expenses shall not in the aggregate exceed $25,000) and all reasonable out-of-pocket expenses incurred by the Banks and the Agent in the enforcement or protection of the rights of any one or more of the Banks or the Agent in connection with this Agreement, the Notes, or the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of any counsel for the Agent and, after the occurrence and during the continuation of an Event of Default, the reasonable fees and disbursements of any counsel for the Agent and each Bank incurred in connection with any such enforcement or protection of the Banks, rights hereunder (including, in the event that a Bank does not retain outside counsel, the allocable cost of any in-house counsel for such Bank). Such payments shall be made on the Closing Date and thereafter on demand. The Borrower hereby authorizes the Agent to charge the loan account or checking account of the Borrower for any amounts payable under this Section 10.05, without prior notice to the Borrower or any other Person. The obligations of the Borrower under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

           Section 10.06. Indemnity. The Borrower and each of the Guarantors agrees to indemnify and hold harmless the Agent, the Co-Agents and the Banks and their directors, counsel, officers, employees and agents (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by the Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party.

           Section 10.07. Choice of Law. THIS AGREEMENT AND THE NOTES SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

           Section 10.08. No Waiver. No failure on the part of the Agent or any of the Banks to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Notes or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

           Section 10.09. Extension of Maturity. Should any payment of principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein provided.

           Section 10.10. Amendments, Etc. (a) No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification, amendment, waiver or consent shall without the written consent of the Bank or holder affected thereby (x) increase the Commitment of a Bank, or (y) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce or extend the date of payment for any Fees payable hereunder or extend the maturity of the Borrower's obligations hereunder; and further provided that no such modification or amendment shall without the written consent of all of the Banks (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Banks, (ii) amend this Section 10.10 or the definition of Required Banks or Super-majority Banks, (iii) permit Liens on Inventory (other than as expressly permitted under Section 6.01 of this Agreement as in effect on the Closing Date), (iv) release any Guarantor from its obligations hereunder, or
(v) increase the advance rate set forth in the definition of or amend the definition of "Borrowing Base". Notwithstanding the terms of this Section 10.10, if the terms of this Agreement permit the Agent to amend, waive or consent to any departures from, the terms of this Agreement, then the Agent may, without the consent or authorization of any or all of the Banks, exercise such rights to amend, waive or consent to the departure from, the terms of this Agreement. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Bank, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

           (b) Notwithstanding anything to the contrary contained in Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Banks or of any particular Bank and such modification or amendment is agreed to by the Super-majority Banks, then with the consent of the Borrower and the Super-majority Banks, the Borrower and the Super-majority Banks shall be permitted to amend the Agreement without the consent of the Bank or Banks which did not agree to the modification or amendment requested by the Borrower (such Bank or Banks, collectively the "Minority Banks") to provide for (w) the termination of the Commitment of each of the Minority Banks, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Banks, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Bank or Banks, as the case may be, on a non-pro rata basis as may be necessary to repay in full the outstanding Loans of the Minority Banks immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. Any Minority Bank which is replaced pursuant to this Section 10.10(b) shall be released from its obligations under this Agreement upon its receipt of the aggregate principal amount of all outstanding Loans made by it together with interest accrued thereron and all fees hereunder accrued to the date of its replacement and shall be entitled to retain its pro rata share of all interest and fees for the period prior to its replacement.

           Section 10.11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           Section 10.12. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

           Section 10.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

           Section 10.14. Prior Agreements. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Bank or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as to letters or agreements referred to herein or as otherwise expressly provided herein with respect to that certain letter between the Agent and the Borrower referred to in Section 2.19 hereof.

           Section 10.15. Further Assurance. Whenever and so often as reasonably requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

           Section 10.16. Submission to Jurisdiction; Waiver of Jury Trial. Each of the Borrower and Guarantors hereby submits to the non-exclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Each of the Borrower and Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that an such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Borrower, the Guarantors, the Agent and each Bank hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to any of the Loan Documents or the transactions contemplated thereby.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                     CARSON PIRIE SCOTT & CO.



                                     By: /s/ Charles J. Hansen
                                         ---------------------------------------
                                        Title:  Vice President
                                     331 West Wisconsin Avenue
                                     Milwaukee, Wisconsin  53203
                                     Telecopy:  (414) 347-5333
                                     Attention:  Charles J. Hansen

                                     GUARANTORS:

                                     CPS HOLDING CO.
                                     CPS DEPARTMENT STORES, INC.
                                     FRANKLIN STREET CORPORATION
                                     TELEGRAPH-120 CORPORATION
                                     1-29 S. STATE STREET CORP.
                                     331 W. WISCONSIN AVENUE CORPORATION
                                     CARSON PIRIE SCOTT INSURANCE
                                     SERVICES, INC.
                                     CPS HOTEL MANAGEMENT SERVICES, INC.
                                     HIGHLAND AVENUE CORPORATION
                                     I-65 U.S. 30 CORP.
                                     LATHROP AVENUE CORPORATION
                                     LINCOLN CICERO CORPORATION
                                     URBANA CENTRAL DEVELOPMENT CO.
                                     151 MANNHEIM CORP.
                                     P.A. BERGNER & CO.


                                     By: /s/ Charles J. Hansen
                                         ---------------------------------------
                                        Title:  Vice President
                                     331 West Wisconsin Avenue
                                     Milwaukee, Wisconsin  53203
                                     Telecopy:  (414) 347-5333
                                     Attention:  Charles J. Hansen








        Accepted and Agreed to as of the day and year last above written.

Addresses and Amount of Commitments

Commitment:  $12,000,000             ABN AMRO BANK N.V., in its individual
                                      capacity as a Bank and as Agent

Address for Notices:                 By: /s/ Brian B. Devane
                                         ---------------------------------------
                                      Name:Brian B. Devane
ABN AMRO Bank N.V.                    Title:Senior Vice President-Branch Manager
135 South LaSalle Street
Chicago, Illinois  60674
Attention:  Ryan Robinson            By: /s/ David H. Hannah
                                         ---------------------------------------
Telephone:  (312) 904-2979            Name:David H. Hannah
Telecopy:  (312) 904-6376             Title:Group Vice President


with a copy to:

ABN AMRO Bank N.V.
1325 Avenue of the Americas
New York, New York  10019
Attention:  Linda Boardman
Telephone:  (212) 314-1724
Telecopy:  (212) 314-1712



Commitment:  $12,000,000             THE BANK OF NEW YORK


Address for Notices:                 By: /s/ Michael Flannery
                                         ---------------------------------------
                                      Name:Michael Flannery
The Bank of New York                  Title:Vice President
1 Wall Street
Retailing Industry Division, 8th Floor
New York, New York  10286
Attention:  Mike Flanery
Telephone:  (212) 635-7885
Telecopy:  (212) 635-1483



Commitment:  $12,000,000             DRESDNER BANK AG, New York and Grand Cayman
                                      Branches


Address for Notices:                 By: /s/ Beverly Cason
                                         ---------------------------------------
                                      Name:Beverly Cason
                                      Title:Vice President



Dresdner Bank AG
190 South LaSalle Street, Suite 2700
Chicago, Illinois  60603
Attention:  Jeff Mumm                By: /s/ John W. Sweeney
                                         ---------------------------------------
Telephone:  (312) 444-1317            Name:John W. Sweeney
Telecopy:  (312) 444-1305             Title:Assistant Vice President



Commitment:  $10,200,000             FIRST BANK NATIONAL ASSOCIATION


Address for Notices:                 By: /s/ Alan M. Holman
                                         ---------------------------------------
                                      Name:Alan M. Holman
First Bank National Association       Title:Vice President
201 West Milwaukee
Milwaukee, Wisconsin  53259-0911
Attention:  Alan M. Holman
Telephone:  (414) 227-5505
Telecopy:  (414) 227-5881



Commitment:  $7,200,000              BANK OF MONTREAL


Address for Notices:                 By: /s/ Robert A. Cannon
                                         ---------------------------------------
                                      Name:Robert A. Cannon
Bank of Montreal                      Title:Director
115 South LaSalle Street
Chicago, Illinois  60603
Attention:        Robert Cannon
Telephone:  (312) 750-3475
Telecopy:  (312) 750-1789



Commitment:  $7,200,000              BANKBOSTON, N.A.


Address for Notices:                 By: /s/ Peter L. Griswold
                                         ---------------------------------------
                                      Name:Peter L. Griswold
BankBoston, N.A.                      Title:Director
100 Federal Street
Mail Stop 01-09-05
Boston, Massachusetts  02110
Attention:  Peter Griswold
Telephone:  (617) 434-8312
Telecopy:  (617) 434-0630



Commitment:  $7,200,000              CAISSE NATIONALE DE CREDIT AGRICOLE


Address for Notices:                 By: /s/ David Bouhl
                                         ---------------------------------------
                                      Name:David Bouhl, F.V.P.
Caisse Nationale de Credit Agricole   Title:Head of Corporate Banking Chicago
55 East Monroe Street, Suite 4700
Chicago, Illinois  60603
Attention:  Ray Falkenberg            By:
Telephone:  (312) 917-7426               ---------------------------------------
Telecopy:  (312) 372-3724             Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



Commitment:  $7,200,000              THE FUJI BANK, LIMITED


Address for Notices:                 By: /s/ Peter L. Chinnici
                                         ---------------------------------------
                                      Name:Peter L. Chinnici
The Fuji Bank, Limited                Title:Joint General Manager
225 West Wacker Drive, Suit 2000
Chicago, Illinois  60606
Attention:  Stephen Peca
Telephone:  (312) 621-9484
Telecopy:  (312) 621-0539